Filed pursuant to Rule 433(d)
Registration Statement No. 333-130870

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-422-2006.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Option One Mortgage Loan Trust 2007-1

Asset Backed Certificates, Series 2007-1

$1,190,574,000 Certificates (approximate)

Option One Mortgage Acceptance Corporation
Depositor

Option One Mortgage Corporation
Originator, Sponsor and Servicer

LEHMAN BROTHERS

January 10, 2007

The depositor has filed with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This preliminary termsheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary termsheet is preliminary and is subject to completion or change. The information in this preliminary termsheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary termsheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

Option One Mortgage Loan Trust 2007-1, Asset Backed Certificates, Series 2007-1
Certificates
Class	Expected Approximate Size(A)	Interest Type	Principal Type	Expected WAL (yrs) Call(C)/ Mat(D)	Expected Principal Window (mos) Call(C)/ Mat(D))	Expected Last Distribution Date Call(C)/ Mat(D))	Expected Credit Enhancement	Expected Ratings
								S&P	Moody’s
I-A-1(B)	259,610,000	Flt	Sen	Not Offered Hereby				AAA	Aaa
I-A-2(B)	259,609,000	Flt	Sen	Not Offered Hereby				AAA	Aaa
II-A-1	409,345,000	Flt	Sen Seq	0.94 / 0.94	1 to 20 / 1 to 20	Sept-08 / Sept-08	22.05%	AAA	Aaa
II-A-2	263,861,000	Flt	Sen Seq	2.00 / 2.00	20 to 29 / 20 to 29	June-09 / June-09	22.05%	AAA	Aaa
II-A-3	142,218,000	Flt	Sen Seq	3.50 / 3.51	29 to 69 / 29 to 73	Oct-12 / Feb-13	22.05%	AAA	Aaa
II-A-4	53,673,000	Flt	Sen Seq	5.75 / 8.35	69 to 69 / 73 to 158	Oct-12 / March-20	22.05%	AAA	Aaa
M-1	77,475,000	Flt	Mezz Seq	3.95 / 3.95	44 to 52 / 44 to 52	May-11 / May-11	17.70%	AA+	Aa1
M-2	53,431,000	Flt	Mezz Seq	4.68 / 4.68	52 to 67 / 52 to 67	Aug-12 / Aug-12	14.70%	AA	Aa2
M-3	34,730,000	Flt	Mezz Seq	5.75 / 7.62	67 to 69 / 67 to 133	Oct-12 / Feb-18	12.75%	AA-	Aa3
M-4	31,169,000	Flt	Mezz	4.26 / 4.63	42 to 69 / 42 to 115	Oct-12 / Aug-16	11.00%	A+	A1
M-5	29,387,000	Flt	Mezz	4.21 / 4.56	41 to 69 / 41 to 111	Oct-12 / Apr-16	9.35%	A	A2
M-6	27,606,000	Flt	Mezz	4.17 / 4.49	40 to 69 / 40 to 106	Oct-12 / Nov-15	7.80%	A-	A3
M-7	24,044,000	Flt	Mezz	4.14 / 4.44	39 to 69 / 39 to 101	Oct-12 / June-15	6.45%	BBB+	Baa1
M-8	20,482,000	Flt	Mezz	4.11 / 4.37	39 to 69 / 39 to 95	Oct-12 / Dec-14	5.30%	BBB	Baa2
M-9	23,153,000	Flt	Mezz	4.09 / 4.29	38 to 69 / 38 to 90	Oct-12 / July-14	4.00%	BBB-	Baa3
M-10(B)	23,153,000	Flt	Mezz	Not Offered Hereby				BB+	Ba1
M-11(B)	16,920,000	Flt	Mezz	Not Offered Hereby				BB	Ba2

(A)       The Approximate Size is subject to a permitted variance in the aggregate of plus or minus 5%.
(B)	The Class I-A-1 and Class I-A-2 Certificates will be offered pursuant to the Prospectus Supplement, but will be excluded from this term sheet. The Class M-10 and M-11 will be offered via Rule 144A.
(C)	To 10% Optional Termination Date at the Pricing Speed.
(D)	To maturity at the Pricing Speed.

Structure:
(1)
The Class I-A-1 and Class I-A-2 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	The margins on the Class A Certificates will double and the margins on the Mezzanine Certificates will be equal to 1.5x their original margins after the Optional Termination Date.
(3)	Each class of Class A and Mezzanine Certificates will be subject to a Net WAC Rate as described herein.
(4)	The Mezzanine Certificates will not receive principal distributions prior to the Stepdown Date.

Pricing Speed
Adjustable-rate Mortgage Loans
100% ARM PPC
100% ARM PPC assumes that prepayments start at 2.00% CPR in month 1, increase by approximately 2.545% CPR each month to 30.00% CPR in month 12, remain constant at 30.00% CPR through month 23, increase to 60.00% CPR in month 24, remain constant at 60.00% CPR until month 27, decrease to 35.00% CPR in month 28 and remain constant at 35.00% CPR thereafter. The maximum prepayment speed in any scenario is capped out at 90% CPR.

Fixed-rate Mortgage Loans
115% FRM PPC
100% FRM PPC assumes that prepayments start at 4.00% CPR in month 1, increase by approximately 1.455% CPR each month to 20.00% CPR in month 12, and remain at 20.00% CPR thereafter. The maximum prepayment speed in any scenario is capped out at 90% CPR.

Summary of Important Dates
Deal Information				Collateral Information
Expected Pricing Date		January-16-2007		Cut-off Date		January-01-2007
Expected Closing Date		January-24-2007		Next Payment Date		February-01-2007
First Distribution Date		February-25-2007
Expected Stepdown Date		February-25-2010

Certificate Information
Class	Dated Date	Initial Accrual Days	Accrual Method	Delay Days	Last Scheduled Distribution Date (A)	Final Scheduled Distribution Date (B)
II-A-1	Jan-24-2007	0	Act/360	0	8/25/2030	January-2037
II-A-2	Jan-24-2007	0	Act/360	0	11/25/2035	January-2037
II-A-3	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
II-A-4	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-1	Jan-24-2007	0	Act/360	0	8/25/2036	January-2037
M-2	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-3	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-4	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-5	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-6	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-7	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-8	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
M-9	Jan-24-2007	0	Act/360	0	11/25/2036	January-2037
(A)       The Last Scheduled Distribution Date is calculated assuming no prepayments and run to maturity.
(B)	The Final Scheduled Distribution Date for the Class A and Mezzanine Certificates is one month following the maturity date for the latest maturing Mortgage Loan.

SUMMARY OF TERMS
Title of Securities:	Option One Mortgage Loan Trust 2007-1 (the “Trust” or “Issuing Entity”), Asset Backed Certificates, Series 2007-1.

Offered Certificates:
The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (together with the Class I-A-1 and Class I-A-2 Certificates, the “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 Certificates (together with the Class M-10 and Class M-11 Certificates, the “Mezzanine Certificates”).

Non-Offered Certificates:
The Class I-A-1 and Class I-A-2 Certificates, Class M-10 Certificates, Class M-11 Certificates, Class C Certificates, Class P Certificates and Residual Certificates (together with the Offered Certificates, the “Certificates”).

Offering Type:	The Offered Certificates and the Class I-A-1 and Class I-A-2 Certificates will be offered publicly pursuant to a Prospectus Supplement.

Originator, Sponsor and Servicer:	Option One Mortgage Corporation.

Trustee and Custodian:	Wells Fargo Bank, N.A.

Depositor:	Option One Mortgage Acceptance Corporation.

Co-Lead Managers:	Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Co-Managers:	Banc of America Securities LLC, Greenwich Capital Markets, Inc. and H&R Block Financial Advisors Inc.

Cap Provider:	[TBD]

Swap Provider:	[TBD]

Swap and Cap Administrator:	Wells Fargo Bank, N.A.

Closing Date:	On or about January 24, 2007.

Tax Status:	The Trust will be classified as a REMIC for federal income tax purposes.

ERISA Eligibility:	It is expected that the Offered Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 25th of each month, or if such day is not a business day, the next succeeding business day, beginning in February 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settle flat).

Accrual Period:
With respect to the Class A and Mezzanine Certificates, the Accrual Period for any given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

Day Count:	With respect to the Class A and Mezzanine Certificates, Actual/360.

Payment Delay:	With respect to the Class A and Mezzanine Certificates, 0 days.

SUMMARY OF TERMS (Continued)
Servicing Fee Rate:
Approximately 0.30% per annum of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% per annum of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% per annum of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Trustee Fee Rate:	Approximately 0.0030% per annum on the aggregate principal balance of the Mortgage Loans.

Cut-off Date:	For each Mortgage Loan, the later of (i) the origination date of each Mortgage Loan or (ii) the close of business January 1, 2007.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,781,034,896 of which: (i) approximately $666,092,634 consisting of a pool of conforming balance fixed-rate and adjustable-rate mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $1,114,942,263 consisting of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). See the attached collateral descriptions for additional information on the Mortgage Loans as of the Cut-off Date.

Optional Termination Date:
The Servicer will have the right to purchase all of the Mortgage Loans and REO properties on any Distribution Date following the Distribution Date on which the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Advances:
The Servicer will be obligated to advance funds in an amount equal to the aggregate of all payments of principal and interest (net of servicing fees) that were due during the related period on the Mortgage Loans. Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

CREDIT ENHANCEMENT
Overcollateralization Target Amount:
The Overcollateralization Target Amount, with respect to any Distribution Date, is (x) prior to the Stepdown Date, 1.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (y) on or after the Stepdown Date, if a Trigger Event is not in effect, the lesser of (a) (the amount set forth in (x) above or) (b) 3.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, if a Trigger Event is in effect, the Overcollateralization Target Amount will be the Overcollateralization Target Amount from the previous Distribution Date.

Initial Credit Enhancement	1) Net Monthly Excess Cashflow; 2) Overcollateralization Amount; and 3) Subordination

Expected Credit Enhancement Percentage:	Class	Initial Credit Enhancement	After Stepdown Credit Enhancement
	A	22.05%	44.10%
	M-1	17.70%	35.40%
	M-2	14.70%	29.40%
	M-3	12.75%	25.50%
	M-4	11.00%	22.00%
	M-5	9.35%	18.70%
	M-6	7.80%	15.60%
	M-7	6.45%	12.90%
	M-8	5.30%	10.60%
	M-9	4.00%	8.00%
	M-10	2.70%	5.40%
	M-11	1.75%	3.50%

Overcollateralization Amount:
The Overcollateralization Amount, with respect to any Distribution Date, is equal to (i) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus (ii) the sum of the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date). On the Closing Date, the Overcollateralization Amount is expected to equal the Overcollateralization Target Amount. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Net Monthly Excess Cashflow and Net Swap Payments and Cap Payments, if applicable, will be directed to restore the Overcollateralization Amount to the Overcollateralization Target Amount.

Overcollateralization Release Amount:
The Overcollateralization Release Amount, with respect to any Distribution Date, is the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

CREDIT ENHANCEMENT (Continued)
Overcollateralization Deficiency Amount:
The Overcollateralization Deficiency Amount, with respect to any Distribution Date, is the excess, if any, of (a) the Overcollateralization Target Amount for such Distribution Date over (b) the Overcollateralization Amount for such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

Available Funds:
Available Funds will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable there from to the Servicer, the Trustee, the Swap Provider (including any Net Swap Payment or Swap Termination Payment owed to the Swap Account other than any Swap Termination Payment due to a swap provider trigger event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related due date and received by the Servicer by the determination date, after deduction of the trustee fee for such Distribution Date, the servicing fee for such Distribution Date, any accrued and unpaid servicing fees and trustee fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries, and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related prepayment period, excluding prepayment charges and (iii) payments from the Servicer in connection with Advances and prepayment interest shortfalls for such Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on or with respect to the Mortgage Loans and such amounts will not be available for distribution to the holders of the Class A and Mezzanine Certificates.

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (x) any Overcollateralization Release Amount and (y) the excess, if any, of the Available Funds for such Distribution Date over the sum of (i) the current interest paid and Unpaid Interest Shortfall Amounts paid for the Class A Certificates and the current interest paid on the Mezzanine Certificates and (ii) the Principal Remittance Amount.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in February 2010 and (b) the first Distribution Date on which the Senior Credit Enhancement Percentage (after taking into account distributions of principal on such Distribution Date) is greater than or equal to 44.10%.

Senior Credit Enhancement Percentage:
For any Distribution Date is obtained by dividing (x) the aggregate certificate principal balance of the Mezzanine Certificates and the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans (calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the certificateholders then entitled to distributions of principal on such Distribution Date).

CREDIT ENHANCEMENT (Continued)
Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date (i) if the three month rolling 60+ day delinquency percentage (including loans that are in bankruptcy or foreclosure and are 60+ days delinquent or that are REO) is greater than 36.28% of the Senior Credit Enhancement Percentage for the prior Distribution Date or (ii) if the cumulative realized loss percentage exceeds the values defined below:

	Distribution Dates	Cumulative Realized Loss Percentage
	February 2009 - January 2010	1.80% for February 2009, plus 1/12 of 2.15% each month thereafter
	February 2010 - January 2011	3.95% for February 2010, plus 1/12 of 2.15% each month thereafter
	February 2011 - January 2012	6.10% for February 2011, plus 1/12 of 1.75% each month thereafter
	February 2012 - January 2013	7.85% for February 2012, plus 1/12 of 0.85% each month thereafter
	February 2013 and thereafter	8.70%

PASS-THROUGH RATES
Pass-Through Rate:
The Pass-Through Rate for the Class A and Mezzanine Certificates for any Distribution Date will be the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for the Class A and Mezzanine Certificates for any Distribution Date will be the lesser of:

(i) the sum of (a) one-month LIBOR as determined for the related period and (b) the certificate margin for the applicable class, and
(ii) the Maximum Cap Rate for such Distribution Date.

On each Distribution Date after the Optional Termination Date, the certificate margins for the Class A Certificates will be 2 times their respective initial margins, and the certificate margins for the Mezzanine Certificates will be 1.5 times their respective initial margins.

Adjusted Net Mortgage Rate:
The “Adjusted Net Mortgage Rate” for any Mortgage Loan and Distribution Date will be the per annum rate equal to the applicable mortgage rate less the sum of (i) the Servicing Fee Rate attributable to such mortgage loan and (ii) the Trustee Fee Rate attributable to such mortgage loan.

Adjusted Net Maximum Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for any Mortgage Loan and Distribution Date will be the per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate in the case of any fixed rate mortgage loan) less the sum of (i) the Servicing Fee Rate attributable to such mortgage loan and (ii) the Trustee Fee Rate attributable to such mortgage loan.

Net WAC Rate:
The Net WAC Rate for each class of Class A and Mezzanine Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap Rate:
The Maximum Cap Rate for each class of Class A and Mezzanine Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to (i) the product of (a) the Net Swap Payment paid by the Swap Provider plus the Cap Payment paid by the Cap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

PASS-THROUGH RATES (Continued)
Net WAC Rate Carryover Amount:
For any Distribution Date the “Net WAC Rate Carryover Amount” for any class of Class A and Mezzanine Certificates is the sum of (1) the excess, if any, of the amount of interest that would have accrued on such class had the Net WAC Rate not applied over the amount of interest actually accrued on such class based on the related Net WAC Rate, (2) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date and (3) accrued interest at the related Formula Rate on the amount described in clause (2) for the most recently ended Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Cap Agreement:
On the Closing Date, the Trustee, will enter into a cap agreement (the “Cap Agreement”) with an effective stated cap notional amount of approximately $5,584,846. Under the Cap Agreement, on or before each Distribution Date beginning with the Distribution Date in March 2007 and ending with the Distribution Date in January 2012, the Trust will be entitled to receive an amount equal to the product of (x) the excess, if any, of (i) one-month LIBOR as determined pursuant to the Cap Agreement, for the related calculation period (as defined in the Cap Agreement) over (ii) 5.36% per annum, (y) the product of (i) the Cap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Such amount, if any, will be referred to as a “Cap Payment”.

The “Cap Notional Amount” for each Distribution Date will equal the lesser of (x) the stated cap notional amount for such Distribution Date as set forth in “Cap Notional Schedule” herein and (y) the excess, if any, of (1) the aggregate certificate principal balance of the outstanding Class A and Mezzanine Certificates immediately prior to such Distribution Date divided by 250 over (2) the stated swap notional amount for such Distribution Date as set forth in “Swap Notional Schedule” herein.

Generally, the Cap Payment will be deposited into a cap account (the “Cap Account”) by the Cap Administrator pursuant to the cap administration agreement and amounts on deposit in the Cap Account will be distributed in accordance with the terms set forth in the cap administration agreement and Pooling and Servicing Agreement.

PASS-THROUGH RATES (Continued)
Swap Agreement:
On the Closing Date, the Trustee will enter into a swap agreement (the “Swap Agreement”) with an effective stated swap notional amount of approximately $1,717,237,153. Under the Swap Agreement, on or before each Distribution Date beginning with the Distribution Date in March 2007 and ending with the Distribution Date in January 2012, the Trust will be obligated to pay to the Swap Provider an amount equal to the product of (x) a fixed rate equal to 5.045% per annum (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360, and the Trust will be entitled to receive an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the product of (i) the Swap Notional Amount (defined herein) for that Distribution Date and (ii) 250, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”)

The “Swap Notional Amount” for each Distribution Date will equal the lesser of (x) the stated swap notional amount for such Distribution Date as set forth in the “Swap Notional Schedule” herein, and (y) the aggregate certificate principal balance of the outstanding Class A and Mezzanine Certificates immediately prior to such Distribution Date divided by 250.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the swap administration agreement and Pooling and Servicing Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

INTEREST DISTRIBUTIONS
I.  On each Distribution Date, the Group I Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  concurrently, to the holders of the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on their respective entitlements, current interest for each such class for such Distribution Date;
(ii)  concurrently, to the holders of the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date; and
(iii)  concurrently, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to II(i) and II(ii) below.

II.  On each Distribution Date, the Group II Interest Remittance Amount will be distributed from Available Funds in the following order of priority:
(i)  concurrently, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on their respective entitlements, current interest for each such class for such Distribution Date;
(ii)  concurrently, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, pro rata, based on their respective entitlements, the Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date; and
(iii)  concurrently, to the holders of the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on their respective entitlements, the remaining current interest and remaining Unpaid Interest Shortfall Amount, if any, for each such class for such Distribution Date to the extent not distributed pursuant to I(i) and I(ii) above.

III.  On each Distribution Date, following the distributions made pursuant to clauses I and II above, the Trustee shall make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining undistributed for such Distribution Date:
(i)  to the holders of the Class M-1 Certificates, current interest for such class for such Distribution Date;
(ii)  to the holders of the Class M-2 Certificates, current interest for such class for such Distribution Date;
(iii)  to the holders of the Class M-3 Certificates, current interest for such class for such Distribution Date;
(iv)  to the holders of the Class M-4 Certificates, current interest for such class for such Distribution Date;
(v)  to the holders of the Class M-5 Certificates, current interest for such class for such Distribution Date;
(vi)  to the holders of the Class M-6 Certificates, current interest for such class for such Distribution Date;
(vii)  to the holders of the Class M-7 Certificates, current interest for such class for such Distribution Date;
(viii)  to the holders of the Class M-8 Certificates, current interest for such class for such Distribution Date;
(ix)  to the holders of the Class M-9 Certificates, current interest for such class for such Distribution Date;
(x)  to the holders of the Class M-10 Certificates, current interest for such class for such Distribution Date; and
(xi)  to the holders of the Class M-11 Certificates, current interest for such class for such Distribution Date.

PRINCIPAL DISTRIBUTIONS
I.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount), to the extent available, will be distributed in the following order of priority:
(i)  concurrently, to the holders of the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero; and
(ii)  sequentially, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, after the distributions pursuant to II(i) below. However, if the aggregate certificate principal balance of the Mezzanine Certificates is reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the certificate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

II.  On each Distribution Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount), to the extent available, will be distributed in the following order of priority:
(i)  sequentially, to the holders of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero. However, if the aggregate certificate principal balance of the Mezzanine Certificates is reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the certificate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates; and
(ii)  concurrently, to the holders of the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero, after the distributions pursuant to I(i) above.

III.  On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed after I and II above for such Distribution Date shall be made in the following amounts and order of priority:
(i)  to the Class M-1 Certificates until the certificate principal balance is reduced to zero;
(ii)  to the Class M-2 Certificates until the certificate principal balance is reduced to zero;
(iii)  to the Class M-3 Certificates until the certificate principal balance is reduced to zero;
(iv)  to the Class M-4 Certificates until the certificate principal balance is reduced to zero;
(v)  to the Class M-5 Certificates until the certificate principal balance is reduced to zero;
(vi)  to the Class M-6 Certificates until the certificate principal balance is reduced to zero;
(vii)  to the Class M-7 Certificates until the certificate principal balance is reduced to zero;
(viii)  to the Class M-8 Certificates until the certificate principal balance is reduced to zero;
(ix)  to the Class M-9 Certificates until the certificate principal balance is reduced to zero;
(x)  to the Class M-10 Certificates until the certificate principal balance is reduced to zero; and
(xi)  to the Class M-11 Certificates until the certificate principal balance is reduced to zero.

PRINCIPAL DISTRIBUTIONS (Continued)
IV.  On each Distribution Date, (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) will be distributed in the following order of priority:
(i)  concurrently, to the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on the certificate principal balance of each such class, the Group I Senior Principal Distribution Amount, until the certificate principal balance of each such class has been reduced to zero; and
(ii)  sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount remaining undistributed, until the certificate principal balance of each such class has been reduced to zero. However, if the aggregate certificate principal balance of the Mezzanine Certificates is reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the certificate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

V.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group II Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) will be distributed in the following order of priority:
(i)  sequentially, to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, the Group II Senior Principal Distribution Amount until the certificate principal balance of each such class has been reduced to zero. However, if the aggregate certificate principal balance of the Mezzanine Certificates is reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the principal distribution will be allocated concurrently, on a pro rata basis based on the certificate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates; and
(ii)  concurrently, to the Class I-A-1 and Class I-A-2 Certificates, pro rata, based on the certificate principal balance of each such class, the Group I Senior Principal Distribution Amount remaining undistributed, until the certificate principal balance of each such class has been reduced to zero.

VI.  On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount (excluding the portion consisting of the Extra Principal Distribution Amount) remaining undistributed after IV and V above for such Distribution Date shall be made in the following amounts and order of priority:
(i)  Sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, the Class M-1/M-2/M-3 Principal Distribution Amount until the certificate principal balances thereof are reduced to zero;
(ii)  to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(iii)  to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(iv)  to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(v)  to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(vi)  to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(vii)  to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero;
(viii)  to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero; and
(ix)  to the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the certificate principal balance thereof is reduced to zero.

NET MONTHLY EXCESS CASHFLOW DISTRIBUTION
On each Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i)   to the Class A and Mezzanine Certificates then entitled to receive principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as described in “Principal Distributions” above;
(ii)  to the Class M-1 Certificates, up to the Unpaid Interest Shortfall Amount;
(iii)  to the Class M-1 Certificates, up to the Allocated Realized Loss Amount;
(iv)  to the Class M-2 Certificates, up to the Unpaid Interest Shortfall Amount;
(v)  to the Class M-2 Certificates, up to the Allocated Realized Loss Amount;
(vi)  to the Class M-3 Certificates, up to the Unpaid Interest Shortfall Amount;
(vii)  to the Class M-3 Certificates, up to the Allocated Realized Loss Amount;
(viii)  to the Class M-4 Certificates, up to the Unpaid Interest Shortfall Amount;
(ix)  to the Class M-4 Certificates, up to the Allocated Realized Loss Amount;
(x)  to the Class M-5 Certificates, up to the Unpaid Interest Shortfall Amount;
(xi)  to the Class M-5 Certificates, up to the Allocated Realized Loss Amount;
(xii)  to the Class M-6 Certificates, up to the Unpaid Interest Shortfall Amount;
(xiii)  to the Class M-6 Certificates, up to the Allocated Realized Loss Amount;
(xiv)  to the Class M-7 Certificates, up to the Unpaid Interest Shortfall Amount;
(xv)  to the Class M-7 Certificates, up to the Allocated Realized Loss Amount;
(xvi)  to the Class M-8 Certificates, up to the Unpaid Interest Shortfall Amount;
(xvii)  to the Class M-8 Certificates, up to the Allocated Realized Loss Amount;
(xviii)  to the Class M-9 Certificates, up to the Unpaid Interest Shortfall Amount;
(xix)  to the Class M-9 Certificates, up to the Allocated Realized Loss Amount;
(xx)  to the Class M-10 Certificates, up to the Unpaid Interest Shortfall Amount;
(xxi)  to the Class M-10 Certificates, up to the Allocated Realized Loss Amount;
(xxii)  to the Class M-11 Certificates, up to the Unpaid Interest Shortfall Amount;
(xxiii)  to the Class M-11 Certificates, up to the Allocated Realized Loss Amount;
(xxiv)  an amount equal to any unpaid Net WAC Rate Carryover Amounts, first, pro rata, to the Class A Certificates and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates to the extent applicable for each such class;
(xxv)  to the Class C Certificates as provided in the Pooling and Servicing Agreement;
(xxvi)  to the Swap Provider, any Swap Termination Payments resulting from a swap provider trigger event; and
(xxvii)  any remaining amounts to the Residual Certificates which are not offered hereby.

SWAP AND CAP PAYMENT DISTRIBUTION
Amounts payable by the Trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments due to a swap provider trigger event) will be deducted from Available Funds before distributions to the Class A Certificates and Mezzanine Certificates. On each Distribution Date, such amounts will be distributed by the Trust and paid to the Swap Provider pursuant to the Swap Agreement, first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second, to make any Swap Termination Payment (not due to a swap provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

Payments by the Trust in respect of any Swap Termination Payment (triggered by a swap provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Class A Certificates and Mezzanine Certificates and will be paid by the Trust as set forth in the Pooling and Servicing Agreement.

On each Distribution Date, following the distribution of Net Monthly Excess Cashflow, Net Swap Payments received from the Swap Provider and Cap Payments received from the Cap Provider shall be distributed from the Swap Account and Cap Account, respectively, as follows:

(i)  to the Class A Certificates, pro rata, any remaining unpaid current interest and any remaining Unpaid Interest Shortfall Amount;
(ii)  to the Mezzanine Certificates, sequentially, any remaining unpaid current interest and any remaining Unpaid Interest Shortfall Amount;
(iii)  to the Class A and Mezzanine Certificates then entitled to receive principal, in any remaining amount necessary to maintain the Overcollateralization Target Amount;
(iv)  to the Mezzanine Certificates, sequentially (in increasing numerical order), up to any remaining related Allocated Realized Loss Amounts;
(v)  an amount equal to any remaining unpaid Net WAC Rate Carryover Amounts, first, pro rata, to the Class A Certificates and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, to the extent applicable for each such class; and
(vi)  Any excess amounts remaining will be paid to the Class C Certificates.

Notwithstanding any of the foregoing, the aggregate amount distributed under clauses (iii) and (iv) above on such Distribution Date, when added to the cumulative aggregate amount distributed under clauses (iii) and (iv) above on all prior Distribution Dates, will not be permitted to exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the prepayment period (reduced by the aggregate amount of subsequent recoveries received since the cut-off date through the last day of the prepayment period).

DEFINITIONS
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificate on such Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date (as reduced by an amount equal to the increase in the related certificate principal balance due to subsequent recoveries).

Class M-1/M-2/M-3 Principal Distribution Amount:
The Class M-1/M-2/M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount) and the Class M-1, Class M-2 and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), and the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), and the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount) and the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount) and the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount) and the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount) and the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-10 Principal Distribution Amount:
The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount), the Class M-9 Certificates (after taking into account the Class M-9 Principal Distribution Amount) and the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period), minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

DEFINITIONS (Continued)
Class M-11 Principal Distribution Amount:
The Class M-11 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the aggregate certificate principal balance of the Class A Certificates (after taking into account the Class A Principal Distribution Amount), the Class M-1 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-2 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-3 Certificates (after taking into account the Class M-1/M-2/M-3 Principal Distribution Amount), the Class M-4 Certificates (after taking into account the Class M-4 Principal Distribution Amount), the Class M-5 Certificates (after taking into account the Class M-5 Principal Distribution Amount), the Class M-6 Certificates (after taking into account the Class M-6 Principal Distribution Amount), the Class M-7 Certificates (after taking into account the Class M-7 Principal Distribution Amount), the Class M-8 Certificates (after taking into account the Class M-8 Principal Distribution Amount), the Class M-9 Certificates (after taking into account the Class M-9 Principal Distribution Amount), the Class M-10 Certificates (after taking into account the Class M-10 Principal Distribution Amount) and the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, minus the product of (x) 0.50% and (y) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Extra Principal Distribution Amount:
The Extra Principal Distribution Amount with respect to any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Group I Basic Principal Distribution Amount:
The Group I Basic Principal Distribution Amount, with respect to any Distribution Date, is the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group I Allocation Percentage.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans minus a pro rata portion (based on the aggregate principal balance of the Group I Mortgage Loans over the aggregate principal balance of the Mortgage Loans) of the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group I Allocation Percentage.

Group I Allocation Percentage:
The Group I Allocation Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group I Principal Remittance Amount:
The Group I Principal Remittance Amount, with respect to any Distribution Date, is the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Servicer that were due during the related due period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans applied by the Servicer during the related prepayment period, (iii) the principal portion of all related net liquidation proceeds, subsequent recoveries and insurance proceeds received during such prepayment period with respect to the Group I Mortgage Loans, (iv) that portion of the purchase price, representing principal of any repurchased Group I Mortgage Loan, deposited to the collection account during such prepayment period, (v) the principal portion of any related substitution adjustments deposited in the collection account during such prepayment period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Group I Mortgage Loans.

Group I Senior Principal Distribution Amount:
Group I Senior Principal Distribution Amount is the excess of (a) the aggregate certificate principal balance of the Class I-A-1 and Class I-A-2 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 55.90% and (2) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group I Mortgage Loans on the Cut-off Date.

Group II Basic Principal Distribution Amount:
The Group II Basic Principal Distribution Amount, with respect to any Distribution Date, is the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group II Allocation Percentage.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans minus a pro rata portion (based on the aggregate principal balance of the Group II Mortgage Loans over the aggregate principal balance of the Mortgage Loans) of the sum of any Net Swap Payment owed to the Swap Provider on that Distribution Date and any Swap Termination Payment or unpaid portion thereof owed to the Swap Provider on that Distribution Date (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount with respect to any Distribution Date is the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Extra Principal Distribution Amount for such Distribution Date and (b) the Group II Allocation Percentage.

Group II Allocation Percentage:
The Group II Allocation Percentage for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

DEFINITIONS (Continued)
Group II Principal Remittance Amount:
The Group II Principal Remittance Amount, with respect to any Distribution Date, is the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Servicer that were due during the related due period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans applied by the Servicer during the related prepayment period, (iii) the principal portion of all related net liquidation proceeds, subsequent recoveries and insurance proceeds received during such prepayment period with respect to the Group II Mortgage Loans, (iv) that portion of the purchase price, representing principal of any repurchased Group II Mortgage Loan, deposited to the collection account during such prepayment period, (v) the principal portion of any related substitution adjustments deposited in the collection account during such prepayment period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the termination price, representing principal with respect to the Group II Mortgage Loans.

Group II Senior Principal Distribution Amount:
Group II Senior Principal Distribution Amount is the excess of (a) the aggregate certificate principal balances of the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates immediately prior to such Distribution Date over (b) the lesser of (x) the product of (1) approximately 55.90% and (2) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) and (y) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related due period (after giving effect to prepayments in the related prepayment period) minus the product of (1) 0.50% and (2) the aggregate principal balance of the Group II Mortgage Loans on the Cut-off Date.

Interest Remittance Amount:	The Interest Remittance Amount is the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

Principal Remittance Amount:	The Principal Remittance Amount is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

Principal Distribution Amount:	The Principal Distribution Amount is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

DEFINITIONS (Continued)
Class A Principal Distribution Amount:	The Class A Principal Distribution Amount is an amount equal to the sum of (i) the Group I Senior Principal Distribution Amount and (ii) the Group II Senior Principal Distribution Amount.

Realized Loss:
Realized Loss, with respect to any defaulted Mortgage Loan that is liquidated, is the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Servicer for related Advances, and servicing fees in respect of such Mortgage Loan.

All Realized Losses on the Mortgage Loans will be allocated on each Distribution Date, first to the Net Monthly Excess Cashflow, second, in reduction of the Overcollateralization Amount, third, to the Class M-11 Certificates, fourth to the Class M-10 Certificates, fifth to the Class M-9 Certificates, sixth to the Class M-8 Certificates, seventh to the Class M-7 Certificates, eighth to the Class M-6 Certificates, ninth to the Class M-5 Certificates, tenth to the Class M-4 Certificates, eleventh to the Class M-3 Certificates, twelfth to the Class M-2 Certificates and thirteenth to the Class M-1 Certificates.

Any allocation of any Realized Losses to a Mezzanine Certificate on any Distribution Date will be made by reducing the certificate principal balance thereof, after taking into account all distributions made thereon on such Distribution Date. Realized Losses will not be allocated to the Class A Certificates. However it is possible that under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which such certificates are then entitled.

Once Realized Losses are allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to the holders of those Certificates from Net Monthly Excess Cashflow or from Net Swap Payments or Cap Payments available for that purpose, sequentially, as described herein.

DEFINITIONS (Continued)
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and Mezzanine Certificates and the first Distribution Date, zero, and (ii) with respect to the Class A and Mezzanine Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) current interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not distributed on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the most recently ended Accrual Period.

SWAP NOTIONAL SCHEDULE

Period	Stated Swap Notional Amount ($)	Effective Stated Swap Notional Amount ($)(1)	Swap Strike (%)	Period	Stated Swap Notional Amount ($)	Effective Stated Swap Notional Amount ($)(1)	Swap Strike (%)
1	0	0	5.045	31	1,033,664	258,416,101	5.045
2	6,868,949	1,717,237,153	5.045	32	961,247	240,311,665	5.045
3	6,656,020	1,664,005,076	5.045	33	900,954	225,238,428	5.045
4	6,449,536	1,612,384,007	5.045	34	850,409	212,602,293	5.045
5	6,249,298	1,562,324,602	5.045	35	802,695	200,673,814	5.045
6	6,055,126	1,513,781,585	5.045	36	757,662	189,415,559	5.045
7	5,866,831	1,466,707,650	5.045	37	711,426	177,856,482	5.045
8	5,684,241	1,421,060,305	5.045	38	669,038	167,259,492	5.045
9	5,507,186	1,376,796,533	5.045	39	629,916	157,478,988	5.045
10	5,335,494	1,333,873,545	5.045	40	594,788	148,696,955	5.045
11	5,169,010	1,292,252,582	5.045	41	562,325	140,581,265	5.045
12	5,007,574	1,251,893,574	5.045	42	531,599	132,899,650	5.045
13	4,851,039	1,212,759,704	5.045	43	502,530	125,632,468	5.045
14	4,699,251	1,174,812,832	5.045	44	475,067	118,766,692	5.045
15	4,552,072	1,138,018,056	5.045	45	449,119	112,279,795	5.045
16	4,409,363	1,102,340,658	5.045	46	424,608	106,151,902	5.045
17	4,270,991	1,067,747,625	5.045	47	401,454	100,363,454	5.045
18	4,136,821	1,034,205,357	5.045	48	379,582	94,895,455	5.045
19	4,006,731	1,001,682,702	5.045	49	358,920	89,729,881	5.045
20	3,880,598	970,149,436	5.045	50	339,404	84,851,094	5.045
21	3,758,302	939,575,489	5.045	51	320,970	80,242,421	5.045
22	3,639,730	909,932,465	5.045	52	303,558	75,889,511	5.045
23	3,524,765	881,191,354	5.045	53	287,114	71,778,379	5.045
24	3,304,918	826,229,396	5.045	54	271,580	67,894,968	5.045
25	2,115,845	528,961,366	5.045	55	256,909	64,227,229	5.045
26	1,795,020	448,755,066	5.045	56	243,053	60,763,326	5.045
27	1,533,689	383,422,130	5.045	57	229,966	57,491,589	5.045
28	1,361,445	340,361,291	5.045	58	217,607	54,401,766	5.045
29	1,228,519	307,129,724	5.045	59	205,934	51,483,437	5.045
30	1,121,318	280,329,580	5.045	60	194,910	48,727,539	5.045

(1) The effective stated swap notional amount is derived by multiplying the stated swap notional amount by 250.

CAP NOTIONAL SCHEDULE

Period	Stated Cap Notional Amount ($)	Effective Stated Cap Notional Amount ($)(1)	Cap Strike (%)	Period	Stated Cap Notional Amount ($)	Effective Stated Cap Notional Amount ($)(1)	Cap Strike (%)
1	0	0	5.36	31	1,455,593	363,898,335	5.36
2	22,339	5,584,846	5.36	32	1,435,036	358,759,034	5.36
3	171,881	42,970,357	5.36	33	1,405,606	351,401,599	5.36
4	299,196	74,799,033	5.36	34	1,369,566	342,391,578	5.36
5	404,559	101,139,796	5.36	35	1,333,724	333,430,880	5.36
6	488,333	122,083,205	5.36	36	1,298,135	324,533,727	5.36
7	550,993	137,748,214	5.36	37	1,266,568	316,641,992	5.36
8	593,103	148,275,747	5.36	38	1,308,956	327,238,982	5.36
9	615,337	153,834,202	5.36	39	1,280,946	320,236,494	5.36
10	618,680	154,669,950	5.36	40	1,249,782	312,445,440	5.36
11	604,911	151,227,844	5.36	41	1,218,268	304,566,997	5.36
12	591,359	147,839,858	5.36	42	1,187,253	296,813,171	5.36
13	578,042	144,510,467	5.36	43	1,156,736	289,183,952	5.36
14	564,961	141,240,157	5.36	44	1,126,694	281,673,455	5.36
15	552,109	138,027,279	5.36	45	1,097,144	274,285,967	5.36
16	539,484	134,871,071	5.36	46	1,068,095	267,023,759	5.36
17	527,080	131,770,109	5.36	47	1,039,558	259,889,407	5.36
18	514,898	128,724,564	5.36	48	1,011,542	252,885,524	5.36
19	502,933	125,733,141	5.36	49	984,057	246,014,320	5.36
20	491,178	122,794,566	5.36	50	957,105	239,276,182	5.36
21	479,494	119,873,532	5.36	51	930,692	232,673,062	5.36
22	460,222	115,055,503	5.36	52	904,820	226,205,113	5.36
23	268,547	67,136,661	5.36	53	879,490	219,872,618	5.36
24	204,492	51,122,905	5.36	54	854,706	213,676,417	5.36
25	1,130,477	282,619,217	5.36	55	830,463	207,615,801	5.36
26	1,212,382	303,095,501	5.36	56	806,761	201,690,303	5.36
27	1,362,428	340,606,945	5.36	57	783,599	195,899,717	5.36
28	1,427,458	356,864,470	5.36	58	760,971	190,242,867	5.36
29	1,456,923	364,230,840	5.36	59	738,866	184,716,554	5.36
30	1,464,285	366,071,254	5.36	60	717,248	179,312,010	5.36

(1) The effective stated cap notional amount is derived by multiplying the stated cap notional amount by 250.

DESCRIPTION OF COLLATERAL

MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$1,781,034,896.31	$14,979.47	$1,626,255.42
Number of Loans	9,198
Average Original Loan Balance	$193,820.15	$15,000.00	$1,628,000.00
Average Current Loan Balance	$193,632.84
W.A. Combined Original LTV(1) (4)	80.25%	11.11%	100.00%
W.A. Gross Coupon(1)	8.758%	5.750%	15.100%
W.A. Gross Margin(1) (2)	5.911%	2.000%	11.500%
W.A. Term to Next Rate Adjustment Date (months) (1) (2)	25	18	179
W.A. Remaining Term to Maturity (months) (1)	358	176	359
N.Z.W.A. Credit Score(1) (3)	607	500	804
(1) W.A. reflected in total
(2) Adjustable rate mortgage loans only (3) 99.41% of the mortgage loans have credit scores (4) Reflects original LTV for first liens and combined original LTV for second liens

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Adjustable	96.01%
	Fixed	3.99%

Interest Only Loans		11.45%
Balloon Loans		35.86%

Lien	First	96.01%
	Second	3.99%

Property Type	Single Family	76.11%
	PUD	10.93%
	2-4 Family	9.03%
	Condo Low Rise	3.30%
	Condo High Rise	0.46%
	Condo Conversion	0.13%
	Condotel	0.04%

Occupancy Status	Primary Home	90.63%
	Investment	8.12%
	Second Home	1.26%

Geographic Distribution	California	23.18%
	Florida	9.87%
	New York	8.28%
	Texas	5.98%
	Massachusetts	5.82%

Number of States or Territories	49
Largest Zip Code Concentration	11207	0.22%
Loans with Mortgage Insurance		0.00%
Loans with Prepayment Penalties		71.51%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.501% - 6.000%	44	$16,734,313.30	0.94%	43.70%	5.845%	651	80.47%	360	358	2
6.001% - 6.500%	134	48,060,334.41	2.70	44.14	6.312	631	75.37	360	358	2
6.501% - 7.000%	318	109,986,356.19	6.18	42.67	6.800	632	77.37	360	358	2
7.001% - 7.500%	531	182,568,833.52	10.25	43.44	7.300	616	76.00	360	358	2
7.501% - 8.000%	844	257,551,060.61	14.46	42.84	7.791	619	78.27	360	358	2
8.001% - 8.500%	947	254,709,215.10	14.30	42.34	8.285	609	79.26	360	358	2
8.501% - 9.000%	1,207	286,070,788.72	16.06	42.33	8.784	606	81.22	360	358	2
9.001% - 9.500%	935	182,391,138.45	10.24	42.21	9.274	601	82.18	360	358	2
9.501% - 10.000%	1,071	165,522,875.55	9.29	41.30	9.778	594	81.83	360	358	2
10.001% - 10.500%	574	81,460,589.95	4.57	40.86	10.258	588	81.63	360	358	2
10.501% - 11.000%	457	55,805,012.74	3.13	40.84	10.739	585	80.04	360	358	2
11.001% - 11.500%	323	34,973,571.76	1.96	40.54	11.285	576	80.50	360	358	2
11.501% - 12.000%	325	30,304,789.07	1.70	40.87	11.768	579	82.41	359	357	2
12.001% - 12.500%	223	19,383,073.64	1.09	40.57	12.262	571	80.48	360	357	3
12.501% - 13.000%	276	16,099,718.37	0.90	44.24	12.745	613	94.81	360	357	3
13.001% - 13.500%	182	8,763,675.12	0.49	44.45	13.237	612	99.96	359	356	3
13.501% - 14.000%	227	8,644,323.73	0.49	43.69	13.622	605	99.98	360	356	4
14.001% - 14.500%	548	20,578,227.14	1.16	43.71	14.260	591	99.98	359	356	4
14.501% - 15.000%	30	1,329,877.02	0.07	40.87	14.700	588	99.88	360	356	4
15.001% or greater	2	97,121.92	0.01	44.35	15.066	596	100.00	360	356	4
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Combined Original Loan-to-Value Ratio (%)(1)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Combined Original LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
10.01% - 15.00%	1	$49,861.03	0.00%	53.39%	10.750%	620	11.11%	360	356	4
15.01% - 20.00%	5	637,485.57	0.04	38.55	9.994	580	17.62	360	358	2
20.01% - 25.00%	7	1,189,461.37	0.07	38.36	7.976	616	23.49	360	358	2
25.01% - 30.00%	15	2,016,904.30	0.11	41.69	8.768	606	27.43	360	358	2
30.01% - 35.00%	39	6,005,376.33	0.34	39.97	9.201	564	32.74	360	357	3
35.01% - 40.00%	52	9,943,306.31	0.56	39.51	8.688	571	37.64	360	358	2
40.01% - 45.00%	72	13,068,694.20	0.73	41.21	8.743	575	42.95	360	358	2
45.01% - 50.00%	124	26,773,100.54	1.50	39.93	8.543	580	48.16	360	358	2
50.01% - 55.00%	174	38,980,788.83	2.19	41.42	8.325	582	53.03	360	357	3
55.01% - 60.00%	257	61,746,211.58	3.47	40.84	8.396	577	57.79	360	358	2
60.01% - 65.00%	465	108,269,316.55	6.08	41.14	8.623	577	63.64	359	357	2
65.01% - 70.00%	491	129,608,109.99	7.28	42.42	8.290	585	68.88	360	358	2
70.01% - 75.00%	549	140,518,083.94	7.89	41.46	8.418	591	74.10	360	358	2
75.01% - 80.00%	2,347	455,851,453.57	25.59	42.30	8.622	606	79.68	360	358	2
80.01% - 85.00%	595	168,077,943.76	9.44	43.19	8.115	612	84.40	360	358	2
85.01% - 90.00%	1,319	320,276,231.66	17.98	42.69	8.733	621	89.73	360	357	2
90.01% - 95.00%	451	95,503,300.25	5.36	43.44	8.892	631	94.75	360	358	2
95.01% - 100.00%	2,235	202,519,266.53	11.37	43.22	10.400	638	99.96	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

(1) Reflects original LTV for first liens and combined original LTV for second liens

Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0.01 - $25,000.00	271	$5,516,682.57	0.31%	39.58%	12.920%	610	99.97%	359	355	4
$25,000.01 - $50,000.00	968	34,561,705.52	1.94	42.89	13.052	610	98.46	359	356	3
$50,000.01 - $75,000.00	780	48,765,030.83	2.74	39.01	11.640	602	85.55	360	357	3
$75,000.01 - $100,000.00	785	69,607,720.72	3.91	39.31	10.382	598	81.28	360	358	2
$100,000.01 - $125,000.00	935	104,979,099.90	5.89	39.97	9.726	596	80.66	360	358	2
$125,000.01 - $150,000.00	888	122,191,222.01	6.86	40.73	9.441	595	79.66	360	358	2
$150,000.01 - $175,000.00	695	113,142,083.76	6.35	41.05	9.131	596	78.59	360	358	2
$175,000.01 - $200,000.00	652	122,549,390.04	6.88	41.32	8.800	600	78.63	360	358	2
$200,000.01 - $225,000.00	501	106,844,286.03	6.00	41.44	8.595	599	78.72	360	358	2
$225,000.01 - $250,000.00	417	99,247,931.01	5.57	41.18	8.506	602	79.43	360	358	2
$250,000.01 - $275,000.00	338	88,651,438.35	4.98	43.01	8.419	602	79.98	360	358	2
$275,000.01 - $300,000.00	324	93,586,453.21	5.25	43.27	8.353	606	78.41	360	358	2
$300,000.01 - $325,000.00	252	78,909,563.01	4.43	44.23	8.281	612	79.58	360	358	2
$325,000.01 - $350,000.00	209	70,766,393.63	3.97	44.09	8.194	610	79.52	360	358	2
$350,000.01 - $375,000.00	178	64,624,615.89	3.63	44.54	8.131	618	82.25	360	358	2
$375,000.01 - $400,000.00	157	60,960,708.92	3.42	43.79	8.062	617	79.03	359	357	2
$400,000.01 - $425,000.00	106	43,819,063.78	2.46	44.90	7.924	620	80.45	360	358	2
$425,000.01 - $450,000.00	114	50,124,658.46	2.81	43.62	8.006	613	80.43	360	358	2
$450,000.01 - $475,000.00	72	33,272,626.18	1.87	44.03	7.710	629	81.09	360	358	2
$475,000.01 - $500,000.00	86	42,002,881.71	2.36	43.83	7.991	623	81.72	360	358	2
$500,000.01 - $525,000.00	60	30,866,521.33	1.73	42.85	7.687	620	80.29	360	358	2
$525,000.01 - $550,000.00	44	23,698,138.35	1.33	41.82	7.987	624	83.32	360	358	2
$550,000.01 - $575,000.00	52	29,139,558.07	1.64	45.97	8.121	616	81.37	360	358	2
$575,000.01 - $600,000.00	54	31,874,059.49	1.79	41.87	7.959	612	80.58	360	358	2
$600,000.01 - $625,000.00	21	12,852,118.09	0.72	42.14	8.051	618	86.14	360	358	2
$625,000.01 - $650,000.00	35	22,283,071.38	1.25	43.31	8.075	618	79.22	360	358	2
$650,000.01 - $675,000.00	29	19,256,795.59	1.08	44.70	8.036	629	87.99	360	357	3
$675,000.01 - $700,000.00	26	17,877,931.56	1.00	46.06	7.947	645	87.85	360	358	2

(cont. on next page)

Cut-off Date Principal Balance ($) (cont.)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$700,000.01 - $725,000.00	13	9,292,360.12	0.52	46.65	8.032	621	80.87	360	358	2
$725,000.01 - $750,000.00	15	11,099,469.31	0.62	43.40	8.059	620	75.90	360	358	2
$750,000.01 - $775,000.00	8	6,142,846.18	0.34	42.38	8.456	608	80.18	360	358	2
$775,000.01 - $800,000.00	13	10,246,282.07	0.58	43.08	8.320	617	78.64	360	358	2
$800,000.01 - $825,000.00	6	4,870,829.10	0.27	37.61	7.830	618	82.22	360	358	2
$825,000.01 - $850,000.00	8	6,706,168.07	0.38	46.82	8.015	614	78.64	360	358	2
$850,000.01 - $875,000.00	5	4,341,266.06	0.24	47.19	8.591	577	78.98	360	357	3
$875,000.01 - $900,000.00	4	3,592,912.53	0.20	35.48	7.882	639	81.55	360	358	2
$900,000.01 - $925,000.00	5	4,536,299.36	0.25	40.63	7.808	620	77.23	360	358	2
$925,000.01 - $950,000.00	10	9,403,309.13	0.53	47.89	8.060	638	71.99	360	358	2
$950,000.01 - $975,000.00	7	6,738,032.94	0.38	44.41	7.755	594	66.35	360	357	3
$975,000.01 - $1,000,000.00	11	10,907,325.38	0.61	42.88	8.205	623	76.23	360	358	2
$1,000,000.01 - $1,025,000.00	7	7,114,231.87	0.40	39.92	8.139	603	68.87	360	358	2
$1,025,000.01 - $1,050,000.00	7	7,310,953.54	0.41	47.31	7.830	595	67.47	360	358	2
$1,050,000.01 - $1,075,000.00	3	3,196,364.43	0.18	32.80	8.696	593	76.05	360	358	2
$1,075,000.01 - $1,100,000.00	2	2,155,510.71	0.12	37.31	9.325	610	90.00	360	356	4
$1,100,000.01 - $1,125,000.00	5	5,575,655.34	0.31	40.12	8.313	637	70.41	360	358	2
$1,125,000.01 - $1,150,000.00	3	3,429,937.22	0.19	47.69	7.915	584	73.37	360	357	3
$1,175,000.01 - $1,200,000.00	6	7,158,510.22	0.40	39.86	8.191	610	72.37	360	358	2
$1,200,000.01 or greater	11	15,244,883.34	0.86	46.74	7.533	608	71.42	360	357	3
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2
Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
180	6	$827,881.26	0.05%	40.74%	9.406%	608	78.18%	180	178	2
240	5	145,505.99	0.01	39.92	13.190	602	100.00	240	236	4
360	9,187	1,780,061,509.06	99.95	42.35	8.758	607	80.25	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
176 - 180	6	$827,881.26	0.05%	40.74%	9.406%	608	78.18%	180	178	2
231 - 235	2	63,949.74	0.00	33.78	14.300	590	100.00	240	235	5
236 - 240	3	81,556.25	0.00	44.74	12.320	611	100.00	240	237	3
351 - 355	289	18,850,666.80	1.06	44.48	11.449	589	89.60	360	355	5
356 - 360	8,898	1,761,210,842.26	98.89	42.33	8.729	607	80.15	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2
Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
None	71	$10,574,716.81	0.59%	40.00%	10.191%	0	66.16%	360	358	2
451 - 500	8	1,510,624.82	0.08	35.66	9.469	500	64.34	360	357	3
501 - 550	860	164,871,176.76	9.26	42.12	9.790	530	66.84	360	357	3
551 - 600	3,762	647,040,949.87	36.33	42.36	8.940	579	78.00	360	358	2
601 - 650	3,352	683,485,349.96	38.38	42.28	8.541	623	83.14	360	358	2
651 - 700	957	223,569,368.25	12.55	42.81	8.226	670	86.45	360	358	2
701 - 750	154	42,105,683.12	2.36	43.30	8.052	719	89.86	360	358	2
751 - 800	33	7,844,258.22	0.44	39.33	7.926	770	89.47	360	358	2
801 - 850	1	32,768.50	0.00	49.75	9.940	804	100.00	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	490	$113,989,659.74	6.40%	41.26%	8.691%	580	74.56%	360	358	2
AA	896	205,078,531.05	11.51	42.86	8.626	591	78.92	360	358	2
AA+	6,899	1,280,860,765.90	71.92	42.37	8.642	618	82.53	360	358	2
B	441	93,100,212.98	5.23	43.35	9.348	572	71.80	360	358	2
C	319	58,989,130.80	3.31	40.75	10.026	557	69.52	360	357	3
CC	153	29,016,595.84	1.63	42.26	10.620	561	59.98	359	357	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	7,284	$1,355,514,976.84	76.11%	42.10%	8.770%	605	80.14%	360	358	2
PUD	1,004	194,748,767.59	10.93	43.25	8.776	607	81.98	360	358	2
2-4 Family	568	160,803,979.66	9.03	43.61	8.623	624	79.13	360	358	2
Condo Low Rise	297	58,823,350.16	3.30	42.70	8.761	621	80.28	360	358	2
Condo High Rise	25	8,170,070.69	0.46	38.65	8.788	625	79.95	360	358	2
Condo Conversion	17	2,242,694.43	0.13	39.77	9.553	605	81.82	360	358	2
Condotel	3	731,056.94	0.04	28.64	8.476	618	68.95	360	357	3
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Primary Home	8,370	$1,614,088,419.51	90.63%	42.49%	8.703%	605	80.08%	360	358	2
Investment	746	144,541,881.79	8.12	41.12	9.405	630	83.02	360	357	2
Second Home	82	22,404,595.01	1.26	39.94	8.573	621	74.37	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	6,410	$1,023,665,438.43	57.48%	42.87%	8.892%	599	82.15%	360	358	2
Stated Income	2,598	701,056,742.30	39.36	41.55	8.574	618	77.50	360	358	2
Business Bank Statements	119	36,365,368.59	2.04	42.93	8.551	614	81.01	360	358	2
Lite Documentation	38	12,380,177.56	0.70	42.74	8.922	615	77.43	360	358	2
No Documentation	33	7,567,169.43	0.42	0.00	8.477	690	79.13	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Cash Out Refinance	4,206	$1,062,116,011.64	59.63%	42.24%	8.366%	603	76.00%	360	358	2
Purchase	4,388	590,292,612.29	33.14	42.45	9.468	616	87.97	360	358	2
Rate/Term Refinance	604	128,626,272.38	7.22	42.80	8.745	602	79.84	360	357	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2
Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
15 Year Fixed	2	$55,443.59	0.00%	29.43%	11.859%	585	100.00%	180	177	3
15/15 ARM	5	260,411.64	0.01	39.14	11.227	601	92.37	360	358	2
20 Year Fixed	5	145,505.99	0.01	39.92	13.190	602	100.00	240	236	4
2/13 ARM	3	614,162.67	0.03	41.24	8.542	627	79.61	180	179	1
2/28 ARM	4,315	785,631,103.57	44.11	41.28	9.150	596	78.06	360	358	2
2/28 ARM - 40/30 Balloon	2,007	563,432,527.60	31.64	43.32	8.213	605	81.01	360	358	2
2/28 ARM - I/O	451	159,256,751.06	8.94	44.12	7.675	647	83.12	360	358	2
30 Year Fixed	1,617	70,837,311.43	3.98	43.55	12.982	619	99.92	360	357	3
3/12 ARM	1	158,275.00	0.01	40.03	11.900	542	65.00	180	177	3
3/27 ARM	136	27,651,895.00	1.55	42.06	8.908	609	77.23	360	358	2
3/27 ARM - 40/30 Balloon	77	20,939,360.11	1.18	43.22	8.156	612	77.86	360	358	2
3/27 ARM - I/O	23	9,375,119.24	0.53	41.82	8.011	641	82.86	360	358	2
5/25 ARM	268	53,026,929.52	2.98	40.66	8.428	611	74.56	360	358	2
5/25 ARM - 40/30 Balloon	198	54,346,917.29	3.05	43.00	7.927	619	78.53	360	358	2
5/25 ARM - I/O	90	35,303,182.60	1.98	41.31	7.319	653	78.57	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Not Interest Only	8,634	$1,577,099,843.41	88.55%	42.20%	8.905%	602	79.98%	360	358	2
Interest Only	564	203,935,052.90	11.45	43.52	7.629	648	82.32	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1st Lien	7,571	$1,709,934,956.75	96.01%	42.30%	8.583%	607	79.43%	360	358	2
2nd Lien	1,627	71,099,939.56	3.99	43.54	12.983	619	99.92	360	356	3
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	3,008	$507,440,045.44	28.49%	42.34%	9.068%	609	79.70%	360	358	2
12	473	161,406,386.78	9.06	43.43	8.490	611	76.24	360	358	2
24	5,147	989,876,162.43	55.58	42.25	8.714	604	81.29	360	358	2
30	5	1,373,031.49	0.08	36.64	8.466	609	86.56	360	358	2
36	565	120,939,270.17	6.79	41.84	8.188	623	79.30	360	358	2
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	1,120	$412,881,546.03	23.18%	43.93%	7.909%	616	79.23%	360	358	2
Florida	1,010	175,849,576.86	9.87	42.04	9.007	604	79.43	360	357	2
New York	474	147,412,537.44	8.28	42.80	8.480	611	75.81	360	358	2
Texas	895	106,561,784.53	5.98	41.06	9.628	595	82.68	360	358	2
Massachusetts	398	103,676,360.77	5.82	42.99	8.364	612	77.32	360	358	2
New Jersey	332	89,282,691.93	5.01	42.58	8.751	604	75.01	360	358	2
Virginia	325	51,164,150.17	2.87	41.19	9.100	597	78.22	360	358	2
Maryland	225	46,833,381.81	2.63	41.89	8.848	595	77.85	360	358	2
Illinois	277	45,524,932.28	2.56	42.88	9.283	608	83.86	360	358	2
Michigan	420	42,771,959.32	2.40	41.42	9.652	603	85.59	360	358	2
Washington	169	40,722,966.57	2.29	42.55	8.359	611	81.50	360	358	2
Arizona	210	38,390,979.87	2.16	40.67	8.757	605	81.37	359	357	2
Georgia	309	37,427,570.44	2.10	42.53	9.872	605	86.79	360	358	2
Connecticut	180	32,258,020.77	1.81	42.16	8.840	600	79.46	360	358	2
Ohio	319	31,895,740.33	1.79	39.86	9.928	601	86.63	360	358	2
Colorado	175	29,918,656.17	1.68	42.78	8.953	611	84.75	360	358	2
Pennsylvania	242	29,782,430.00	1.67	40.54	9.435	595	79.40	360	357	2
North Carolina	228	29,286,572.66	1.64	39.44	9.645	604	84.34	360	358	2
Nevada	120	29,116,476.30	1.63	43.17	8.477	611	83.63	360	358	2
Utah	133	24,836,587.46	1.39	39.60	8.885	605	86.49	360	358	2
Rhode Island	97	20,626,072.91	1.16	44.91	8.602	613	79.61	360	358	2
Hawaii	43	19,082,979.11	1.07	43.97	8.199	627	79.25	360	357	3
South Carolina	108	16,319,515.48	0.92	41.34	9.150	615	80.85	360	358	2
Minnesota	82	15,197,098.83	0.85	40.43	8.960	603	83.47	360	358	2
Maine	91	14,219,567.16	0.80	41.89	8.999	609	79.47	360	358	2
New Hampshire	75	13,777,025.87	0.77	44.80	8.734	596	78.82	360	358	2
Wisconsin	111	13,697,744.33	0.77	40.73	9.264	601	83.96	360	358	2
Indiana	127	13,272,900.77	0.75	39.55	9.802	605	87.40	360	358	2
Tennessee	112	12,599,331.79	0.71	40.45	9.717	601	85.90	359	357	2
Missouri	117	12,254,024.53	0.69	37.51	9.869	594	87.78	359	357	2
Oregon	56	11,424,778.34	0.64	40.31	8.932	601	84.05	360	358	2
Alabama	95	9,896,319.60	0.56	39.47	9.841	596	86.60	360	358	2
Louisiana	78	8,570,965.63	0.48	41.04	9.701	600	85.42	360	358	2
Kentucky	82	7,595,599.70	0.43	40.26	10.143	595	85.72	360	357	2
Vermont	45	7,502,758.97	0.42	43.03	8.421	633	75.46	360	358	2
Idaho	44	7,309,763.76	0.41	40.67	8.617	610	81.87	360	358	2
Oklahoma	71	5,795,367.69	0.33	37.96	10.301	598	86.74	360	358	2
District Of Columbia	12	5,069,817.71	0.28	44.60	8.071	590	68.86	354	351	2
Wyoming	21	2,990,115.98	0.17	42.80	9.941	604	86.59	360	358	2
Mississippi	32	2,897,977.92	0.16	39.66	10.391	595	85.67	360	358	2
Arkansas	26	2,785,905.02	0.16	45.20	10.371	593	88.38	360	358	2
Iowa	31	2,770,073.68	0.16	40.60	10.271	603	87.36	360	358	2
Kansas	24	2,073,783.19	0.12	38.55	10.023	601	87.41	360	358	2
Delaware	12	1,762,591.46	0.10	40.12	8.748	613	78.67	360	358	2

(cont. on next page)

Geographic Distribution (cont.)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
South Dakota	14	1,744,157.54	0.10	45.67	9.879	609	88.86	360	358	2
Alaska	7	1,556,160.69	0.09	38.65	8.235	593	79.40	360	358	2
Montana	10	1,430,222.32	0.08	36.18	9.147	600	74.73	360	358	2
Nebraska	11	982,703.89	0.06	42.44	9.563	582	86.57	360	358	2
North Dakota	3	234,650.73	0.01	28.74	12.294	552	87.32	360	357	3
Total:	9,198	$1,781,034,896.31	100.00%	42.35%	8.758%	607	80.25%	360	358	2

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.501% - 2.000%	1	$64,910.23	0.00%	50.29%	12.250%	512	61.90%	360	355	5
2.501% - 3.000%	5	561,593.58	0.03	40.06	10.142	568	71.60	360	358	2
3.001% - 3.500%	1	164,886.98	0.01	52.72	8.800	582	69.33	360	357	3
3.501% - 4.000%	10	924,994.27	0.05	38.43	11.407	576	74.15	360	358	2
4.001% - 4.500%	1	67,947.15	0.00	25.39	10.625	562	85.00	360	358	2
4.501% - 5.000%	29	3,957,316.37	0.23	41.05	10.031	596	79.23	360	358	2
5.001% - 5.500%	64	11,355,142.72	0.66	43.50	8.942	607	80.26	360	358	2
5.501% - 6.000%	5,416	1,252,269,835.70	73.23	42.34	8.376	615	81.10	360	358	2
6.001% - 6.500%	1,471	317,852,559.90	18.59	42.31	8.912	589	76.39	360	357	3
6.501% - 7.000%	289	59,193,334.26	3.46	41.87	9.671	566	69.30	360	358	2
7.001% - 7.500%	201	40,580,506.04	2.37	41.74	10.045	554	68.25	359	356	3
7.501% - 8.000%	47	11,800,455.24	0.69	42.37	9.190	564	74.54	360	357	3
8.001% - 8.500%	22	7,618,441.23	0.45	42.39	9.147	570	76.60	360	356	4
8.501% - 9.000%	5	1,045,946.79	0.06	36.04	9.618	591	78.26	360	357	3
9.001% - 9.500%	5	1,394,977.07	0.08	38.76	10.217	639	81.03	360	356	4
9.501% - 10.000%	2	367,513.60	0.02	24.06	10.172	628	85.87	360	357	3
10.001% or greater	5	776,274.17	0.05	40.56	10.939	597	85.23	360	357	3
Total:	7,574	$1,709,996,635.30	100.00%	42.30%	8.583%	607	79.43%	360	358	2

Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.000%	33	$10,256,821.31	0.60%	41.51%	8.772%	559	74.21%	360	357	3
3.000%	7,541	1,699,739,813.99	99.40	42.31	8.582	607	79.46	360	358	2
Total:	7,574	$1,709,996,635.30	100.00%	42.30%	8.583%	607	79.43%	360	358	2

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	7,572	$1,709,433,154.53	99.97%	42.30%	8.583%	607	79.43%	360	358	2
1.500%	2	563,480.77	0.03	43.34	8.765	586	70.37	360	355	5
Total:	7,574	$1,709,996,635.30	100.00%	42.30%	8.583%	607	79.43%	360	358	2

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
9.001% - 9.500%	2	$919,945.06	0.05%	45.15%	6.327%	593	67.23%	360	357	3
9.501% - 10.000%	1	828,096.89	0.05	55.36	6.890	690	85.00	360	358	2
10.001% - 10.500%	2	467,044.13	0.03	55.02	7.450	584	76.17	360	358	2
10.501% - 11.000%	10	2,307,572.05	0.13	47.02	7.784	608	74.38	360	358	2
11.001% - 11.500%	5	700,516.84	0.04	46.37	8.202	587	71.30	360	358	2
11.501% - 12.000%	55	18,674,563.41	1.09	44.12	6.157	646	80.47	360	358	2
12.001% - 12.500%	138	47,855,045.73	2.80	44.17	6.357	631	75.63	360	358	2
12.501% - 13.000%	320	109,906,504.94	6.43	42.62	6.816	632	77.45	360	358	2
13.001% - 13.500%	538	183,005,189.53	10.70	43.43	7.314	615	76.03	360	358	2
13.501% - 14.000%	839	255,701,619.59	14.95	42.80	7.798	619	78.35	360	358	2
14.001% - 14.500%	941	252,864,733.57	14.79	42.31	8.289	609	79.30	360	358	2
14.501% - 15.000%	1,186	282,354,445.66	16.51	42.26	8.784	606	81.22	360	358	2
15.001% - 15.500%	924	181,140,529.73	10.59	42.20	9.267	601	82.26	360	358	2
15.501% - 16.000%	927	161,855,571.08	9.47	41.35	9.763	593	81.15	360	358	2
16.001% - 16.500%	556	81,617,855.03	4.77	40.83	10.239	587	81.16	360	358	2
16.501% - 17.000%	427	53,779,876.65	3.15	40.76	10.741	582	79.42	360	358	2
17.001% - 17.500%	272	31,620,544.89	1.85	40.26	11.274	566	78.98	360	358	2
17.501% - 18.000%	250	25,310,435.70	1.48	40.57	11.760	562	79.40	359	357	2
18.001% - 18.500%	152	15,794,598.17	0.92	39.93	12.248	552	75.76	360	357	3
18.501% - 19.000%	26	3,230,268.10	0.19	42.52	12.637	543	71.17	360	357	3
19.501% or greater	3	61,678.55	0.00	41.20	14.318	584	100.00	360	358	2
Total:	7,574	$1,709,996,635.30	100.00%	42.30%	8.583%	607	79.43%	360	358	2

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Less than or equal to 5.000%	5	$553,815.84	0.03%	39.29%	10.676%	610	95.65%	360	359	1
5.001% - 5.500%	5	897,894.71	0.05	46.07	8.955	569	78.00	360	359	1
5.501% - 6.000%	554	117,750,996.46	6.89	42.58	8.297	623	82.99	360	359	1
6.001% - 6.500%	181	57,464,094.90	3.36	43.95	6.824	626	76.45	360	358	2
6.501% - 7.000%	320	110,417,183.22	6.46	42.55	6.928	629	76.98	360	358	2
7.001% - 7.500%	493	171,873,541.13	10.05	43.43	7.305	615	75.92	360	358	2
7.501% - 8.000%	778	238,973,748.73	13.98	42.91	7.792	618	78.31	360	358	2
8.001% - 8.500%	868	236,024,357.48	13.80	42.38	8.283	608	79.16	360	358	2
8.501% - 9.000%	1,103	264,299,858.68	15.46	42.27	8.785	605	80.91	360	357	2
9.001% - 9.500%	858	169,553,037.33	9.92	42.20	9.278	601	81.97	360	358	2
9.501% - 10.000%	848	149,182,666.03	8.72	41.11	9.770	591	80.73	360	358	2
10.001% - 10.500%	519	74,736,278.10	4.37	40.95	10.259	584	81.13	360	358	2
10.501% - 11.000%	397	49,468,850.20	2.89	40.55	10.744	581	78.87	360	357	3
11.001% - 11.500%	252	28,812,206.64	1.68	40.21	11.279	563	77.74	360	357	3
11.501% - 12.000%	223	22,246,768.38	1.30	40.51	11.755	560	78.35	359	356	2
12.001% - 12.500%	143	14,785,755.07	0.86	40.23	12.264	551	74.70	360	357	3
12.501% - 13.000%	24	2,893,903.85	0.17	43.22	12.700	542	71.25	360	357	3
13.001% or greater	3	61,678.55	0.00	41.20	14.318	584	100.00	360	358	2
Total:	7,574	$1,709,996,635.30	100.00%	42.30%	8.583%	607	79.43%	360	358	2

Next Interest Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
Month of Next Interest	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2008-07-01	1	$398,593.79	0.02%	39.45%	8.750%	588	70.80%	360	354	6
2008-08-01	38	7,826,568.73	0.46	45.04	9.623	585	79.41	360	355	5
2008-09-01	525	120,640,749.48	7.06	42.37	9.265	577	75.61	360	356	4
2008-10-01	1,264	301,586,620.63	17.64	42.73	8.706	599	77.45	360	357	3
2008-10-04	1	219,758.76	0.01	37.42	9.000	536	80.00	360	357	3
2008-11-01	3,882	855,420,749.34	50.02	42.21	8.517	609	80.41	360	358	2
2008-12-01	1,065	222,841,504.17	13.03	42.30	8.678	613	82.21	360	359	1
2009-09-01	14	2,769,643.85	0.16	44.59	8.812	579	80.65	360	356	4
2009-10-01	39	9,363,641.46	0.55	41.54	8.815	596	75.69	357	354	3
2009-11-01	132	33,102,730.13	1.94	41.88	8.402	618	79.48	360	358	2
2009-12-01	52	12,888,633.91	0.75	44.05	8.459	629	76.80	360	359	1
2011-06-01	1	371,291.83	0.02	44.93	8.250	620	80.00	360	353	7
2011-08-01	3	865,570.54	0.05	44.02	9.007	584	81.89	360	355	5
2011-09-01	33	8,370,895.40	0.49	42.18	8.321	601	68.02	360	356	4
2011-10-01	82	20,559,211.68	1.20	43.58	7.860	620	73.56	360	357	3
2011-11-01	352	93,238,299.57	5.45	41.10	7.931	626	77.86	360	358	2
2011-12-01	85	19,271,760.39	1.13	42.35	8.018	629	80.59	360	359	1
2021-10-01	1	22,288.35	0.00	45.15	14.250	582	100.00	360	357	3
2021-11-01	3	217,126.73	0.01	38.73	10.605	606	90.85	360	358	2
2021-12-01	1	20,996.56	0.00	36.92	14.450	579	100.00	360	359	1
Total:	7,574	$1,709,996,635.30	100.00%	42.30%	8.583%	607	79.43%	360	358	2

GROUP II MORTGAGE LOANS
Summary	Total	Minimum	Maximum
Cut-off Date Principal Balance	$1,114,942,262.65	$14,986.61	$1,626,255.42
Number of Loans	5,523
Average Original Loan Balance	$202,064.56	$15,000.00	$1,628,000.00
Average Current Loan Balance	$201,872.58
W.A. Combined Original LTV(1) (4)	80.14%	16.67%	100.00%
W.A. Gross Coupon(1)	8.778%	5.750%	15.100%
W.A. Gross Margin(1) (2)	5.925%	2.000%	11.500%
W.A. Term to Next Rate Adjustment Date (months) (1) (2)	25	18	178
W.A. Remaining Term to Maturity (months) (1)	358	176	359
N.Z.W.A. Credit Score(1) (3)	607	500	793
(1) W.A. reflected in total
(2) Adjustable rate mortgage loans only (3) 99.06% of the mortgage loans have credit scores (4) Reflects original LTV for first liens and combined original LTV for second liens

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Adjustable	94.21%
	Fixed	5.79%

Interest Only Loans		15.92%
Balloon Loans		33.22%

Lien	First	94.21%
	Second	5.79%

Property Type	Single Family	76.12%
	PUD	11.86%
	2-4 Family	8.28%
	Condo Low Rise	3.01%
	Condo High Rise	0.59%
	Condo Conversion	0.11%
	Condotel	0.02%

Occupancy Status	Primary Home	92.91%
	Investment	6.00%
	Second Home	1.09%

Geographic Distribution	California	28.43%
	Florida	10.05%
	New York	9.19%
	Texas	6.32%
	New Jersey	4.93%

Number of States or Territories	49
Largest Zip Code Concentration	94568	0.30%
Loans with Mortgage Insurance		0.00%
Loans with Prepayment Penalties		73.02%

Range of Mortgage Coupons (%)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Current Mortgage Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
5.501% - 6.000%	35	$13,737,873.83	1.23%	44.65%	5.851%	657	82.65%	360	358	2
6.001% - 6.500%	79	31,812,000.91	2.85	45.31	6.303	632	77.10	360	358	2
6.501% - 7.000%	190	73,662,774.21	6.61	43.14	6.794	634	78.53	360	358	2
7.001% - 7.500%	298	121,794,934.80	10.92	43.58	7.304	614	75.67	360	358	2
7.501% - 8.000%	432	154,619,550.40	13.87	42.60	7.794	620	78.50	360	358	2
8.001% - 8.500%	525	163,489,385.38	14.66	42.31	8.285	609	78.97	360	358	2
8.501% - 9.000%	652	177,051,754.34	15.88	41.98	8.790	605	80.56	360	358	2
9.001% - 9.500%	499	106,988,054.14	9.60	41.59	9.267	600	80.77	360	358	2
9.501% - 10.000%	576	94,682,422.37	8.49	40.16	9.782	592	81.16	360	358	2
10.001% - 10.500%	282	42,350,199.54	3.80	40.59	10.247	585	80.80	360	358	2
10.501% - 11.000%	238	29,376,921.89	2.63	39.80	10.741	573	76.86	360	357	3
11.001% - 11.500%	196	21,951,571.60	1.97	39.45	11.291	572	79.45	360	358	2
11.501% - 12.000%	204	19,078,783.58	1.71	40.52	11.775	583	83.61	359	356	2
12.001% - 12.500%	129	11,821,663.24	1.06	40.27	12.266	567	79.08	360	357	3
12.501% - 13.000%	201	13,154,432.40	1.18	43.84	12.756	610	94.12	360	357	3
13.001% - 13.500%	182	8,763,675.12	0.79	44.45	13.237	612	99.96	359	356	3
13.501% - 14.000%	227	8,644,323.73	0.78	43.69	13.622	605	99.98	360	356	4
14.001% - 14.500%	546	20,534,942.23	1.84	43.71	14.260	591	99.98	359	356	4
14.501% - 15.000%	30	1,329,877.02	0.12	40.87	14.700	588	99.88	360	356	4
15.001% or greater	2	97,121.92	0.01	44.35	15.066	596	100.00	360	356	4
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Combined Original Loan-to-Value Ratio (%)(1)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Combined Original LTV	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
15.01% - 20.00%	2	$149,896.88	0.01%	14.69%	9.250%	588	17.36%	360	358	2
20.01% - 25.00%	6	1,089,596.29	0.10	39.63	7.974	617	23.35	360	358	2
25.01% - 30.00%	9	1,389,216.89	0.12	40.77	8.404	613	27.19	360	358	2
30.01% - 35.00%	19	2,904,983.03	0.26	43.18	9.694	542	32.51	360	358	2
35.01% - 40.00%	30	5,448,929.49	0.49	37.67	8.832	564	37.19	360	358	2
40.01% - 45.00%	48	8,851,674.76	0.79	42.00	8.995	563	43.03	360	358	2
45.01% - 50.00%	79	17,810,685.02	1.60	40.17	8.650	577	48.27	360	358	2
50.01% - 55.00%	94	23,312,432.53	2.09	41.47	8.334	580	53.01	360	357	3
55.01% - 60.00%	161	41,266,338.87	3.70	40.64	8.438	574	57.89	360	358	2
60.01% - 65.00%	271	69,477,161.70	6.23	41.27	8.580	573	63.60	359	357	2
65.01% - 70.00%	300	89,526,858.55	8.03	42.72	8.333	581	68.95	360	358	2
70.01% - 75.00%	326	92,334,865.64	8.28	41.28	8.460	586	74.14	360	358	2
75.01% - 80.00%	1,420	300,753,117.48	26.97	42.01	8.593	606	79.73	360	358	2
80.01% - 85.00%	241	91,390,415.03	8.20	43.77	7.857	616	84.40	360	358	2
85.01% - 90.00%	537	163,123,954.62	14.63	42.09	8.571	628	89.80	360	357	3
90.01% - 95.00%	203	49,827,302.20	4.47	43.20	8.708	636	94.79	360	358	2
95.01% - 100.00%	1,777	156,284,833.67	14.02	43.00	10.590	637	99.98	360	357	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

(1) Reflects original LTV for first liens and combined original LTV for second liens

Cut-off Date Principal Balance ($)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$0.01 - $25,000.00	215	$4,375,478.30	0.39%	38.45%	13.328%	606	99.97%	359	355	4
$25,000.01 - $50,000.00	838	30,062,223.18	2.70	42.46	13.299	607	98.76	359	356	3
$50,000.01 - $75,000.00	559	34,633,111.71	3.11	38.93	11.831	600	87.06	360	357	3
$75,000.01 - $100,000.00	425	37,569,166.34	3.37	39.05	10.580	594	81.02	360	358	2
$100,000.01 - $125,000.00	463	51,919,466.19	4.66	38.52	9.855	594	79.51	360	358	2
$125,000.01 - $150,000.00	450	61,806,044.15	5.54	39.17	9.591	589	77.63	360	358	2
$150,000.01 - $175,000.00	334	54,458,211.35	4.88	39.44	9.171	590	76.25	359	357	2
$175,000.01 - $200,000.00	324	60,778,302.38	5.45	40.50	8.944	596	78.66	360	358	2
$200,000.01 - $225,000.00	256	54,562,600.55	4.89	41.51	8.663	594	77.88	360	358	2
$225,000.01 - $250,000.00	200	47,572,695.13	4.27	40.75	8.610	601	79.11	360	358	2
$250,000.01 - $275,000.00	156	41,021,257.42	3.68	43.23	8.520	596	78.27	360	358	2
$275,000.01 - $300,000.00	162	46,774,062.99	4.20	43.48	8.478	602	78.48	360	358	2
$300,000.01 - $325,000.00	119	37,193,507.03	3.34	43.86	8.367	606	79.37	360	358	2
$325,000.01 - $350,000.00	88	29,754,382.87	2.67	42.29	8.360	609	79.34	360	358	2
$350,000.01 - $375,000.00	80	29,048,419.74	2.61	44.19	8.221	626	84.17	360	358	2
$375,000.01 - $400,000.00	77	29,964,335.40	2.69	43.71	8.172	609	78.45	360	358	2
$400,000.01 - $425,000.00	71	29,459,499.51	2.64	45.88	7.961	622	80.93	360	358	2
$425,000.01 - $450,000.00	111	48,818,377.05	4.38	43.67	7.999	613	80.45	360	358	2
$450,000.01 - $475,000.00	65	30,054,479.15	2.70	43.96	7.654	630	81.19	360	358	2
$475,000.01 - $500,000.00	74	36,140,496.25	3.24	43.44	8.030	623	82.05	360	358	2
$500,000.01 - $525,000.00	55	28,295,535.53	2.54	42.81	7.671	620	80.68	360	358	2
$525,000.01 - $550,000.00	43	23,149,805.71	2.08	41.60	8.016	624	83.17	360	358	2
$550,000.01 - $575,000.00	50	28,011,583.72	2.51	46.28	8.117	615	81.50	360	358	2
$575,000.01 - $600,000.00	52	30,715,292.01	2.75	42.10	7.953	612	80.41	360	358	2
$600,000.01 - $625,000.00	19	11,628,711.91	1.04	42.27	8.138	615	85.73	360	358	2
$625,000.01 - $650,000.00	34	21,651,667.35	1.94	43.17	8.086	616	79.20	360	358	2
$650,000.01 - $675,000.00	28	18,582,471.25	1.67	44.49	8.019	629	87.92	360	357	3
$675,000.01 - $700,000.00	26	17,877,931.56	1.60	46.06	7.947	645	87.85	360	358	2
$700,000.01 - $725,000.00	13	9,292,360.12	0.83	46.65	8.032	621	80.87	360	358	2
(cont. on next page)

Cut-off Date Principal Balance ($) (cont.)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Cut-Off Balance	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
$725,000.01 - $750,000.00	15	11,099,469.31	1.00	43.40	8.059	620	75.90	360	358	2
$750,000.01 - $775,000.00	8	6,142,846.18	0.55	42.38	8.456	608	80.18	360	358	2
$775,000.01 - $800,000.00	13	10,246,282.07	0.92	43.08	8.320	617	78.64	360	358	2
$800,000.01 - $825,000.00	6	4,870,829.10	0.44	37.61	7.830	618	82.22	360	358	2
$825,000.01 - $850,000.00	8	6,706,168.07	0.60	46.82	8.015	614	78.64	360	358	2
$850,000.01 - $875,000.00	5	4,341,266.06	0.39	47.19	8.591	577	78.98	360	357	3
$875,000.01 - $900,000.00	4	3,592,912.53	0.32	35.48	7.882	639	81.55	360	358	2
$900,000.01 - $925,000.00	5	4,536,299.36	0.41	40.63	7.808	620	77.23	360	358	2
$925,000.01 - $950,000.00	10	9,403,309.13	0.84	47.89	8.060	638	71.99	360	358	2
$950,000.01 - $975,000.00	7	6,738,032.94	0.60	44.41	7.755	594	66.35	360	357	3
$975,000.01 - $1,000,000.00	11	10,907,325.38	0.98	42.88	8.205	623	76.23	360	358	2
$1,000,000.01 - $1,025,000.00	7	7,114,231.87	0.64	39.92	8.139	603	68.87	360	358	2
$1,025,000.01 - $1,050,000.00	7	7,310,953.54	0.66	47.31	7.830	595	67.47	360	358	2
$1,050,000.01 - $1,075,000.00	3	3,196,364.43	0.29	32.80	8.696	593	76.05	360	358	2
$1,075,000.01 - $1,100,000.00	2	2,155,510.71	0.19	37.31	9.325	610	90.00	360	356	4
$1,100,000.01 - $1,125,000.00	5	5,575,655.34	0.50	40.12	8.313	637	70.41	360	358	2
$1,125,000.01 - $1,150,000.00	3	3,429,937.22	0.31	47.69	7.915	584	73.37	360	357	3
$1,175,000.01 - $1,200,000.00	6	7,158,510.22	0.64	39.86	8.191	610	72.37	360	358	2
$1,200,000.01 or greater	11	15,244,883.34	1.37	46.74	7.533	608	71.42	360	357	3
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Original Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Original Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
180	4	$271,753.40	0.02%	41.76%	11.283%	556	71.69%	180	177	3
240	4	110,656.56	0.01	36.59	14.198	594	100.00	240	236	4
360	5,515	1,114,559,852.69	99.97	42.19	8.777	607	80.14	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Remaining Term to Maturity (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Remaining Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
176 - 180	4	$271,753.40	0.02%	41.76%	11.283%	556	71.69%	180	177	3
231 - 235	2	63,949.74	0.01	33.78	14.300	590	100.00	240	235	5
236 - 240	2	46,706.82	0.00	40.43	14.059	599	100.00	240	237	3
351 - 355	251	14,829,246.07	1.33	44.13	11.894	593	91.99	360	355	5
356 - 360	5,264	1,099,730,606.62	98.64	42.17	8.735	608	79.98	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Credit Score

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Score	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
None	70	$10,469,823.83	0.94%	39.98%	10.199%	0	66.26%	360	358	2
451 - 500	5	748,705.58	0.07	37.77	10.391	500	67.48	360	357	3
501 - 550	576	115,590,946.52	10.37	42.24	9.767	530	67.06	360	357	3
551 - 600	2,421	413,932,097.80	37.13	42.14	8.962	580	77.50	360	358	2
601 - 650	1,749	386,116,913.51	34.63	42.01	8.546	623	83.44	360	358	2
651 - 700	566	147,760,923.57	13.25	42.83	8.201	672	87.60	360	358	2
701 - 750	114	34,657,345.24	3.11	43.52	8.003	719	89.57	360	358	2
751 - 800	22	5,665,506.60	0.51	38.01	7.852	772	90.66	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Credit Grade

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Credit Grade	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
A	275	$71,046,263.63	6.37%	41.15%	8.671%	574	72.81%	360	358	2
AA	475	118,344,805.59	10.61	42.57	8.623	589	78.11	360	358	2
AA+	4,233	812,887,416.23	72.91	42.14	8.675	619	82.69	360	358	2
B	253	58,528,417.55	5.25	43.91	9.309	567	70.87	360	357	3
C	200	37,678,151.85	3.38	41.27	10.011	553	68.69	360	357	3
CC	87	16,457,207.80	1.48	42.54	10.723	556	59.77	358	356	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Property Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Property Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Single Family	4,372	$848,687,194.55	76.12%	42.03%	8.790%	605	80.02%	360	358	2
PUD	662	132,278,348.32	11.86	42.93	8.793	608	81.45	360	357	2
2-4 Family	308	92,301,929.96	8.28	43.05	8.709	626	79.66	360	358	2
Condo Low Rise	152	33,534,030.08	3.01	42.29	8.571	620	79.87	360	358	2
Condo High Rise	17	6,611,861.96	0.59	37.65	8.792	626	79.27	360	358	2
Condo Conversion	10	1,260,010.63	0.11	39.68	9.564	595	77.87	360	357	3
Condotel	2	268,887.15	0.02	35.34	8.264	606	61.14	360	357	3
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Occupancy Status

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Occupancy	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Primary Home	5,172	$1,035,837,501.24	92.91%	42.40%	8.744%	606	80.14%	360	358	2
Investment	315	66,908,562.75	6.00	39.09	9.359	634	81.82	360	358	2
Second Home	36	12,196,198.66	1.09	38.69	8.482	617	71.51	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Documentation

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Documentation	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Full	3,915	$619,331,890.78	55.55%	42.83%	8.959%	598	81.95%	360	358	2
Stated Income	1,468	449,287,867.84	40.30	41.33	8.550	618	77.74	360	358	2
Business Bank Statements	80	28,940,878.41	2.60	42.16	8.464	613	80.32	360	358	2
Lite Documentation	27	9,814,456.19	0.88	41.40	8.958	616	76.70	360	358	2
No Documentation	33	7,567,169.43	0.68	0.00	8.477	690	79.13	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Loan Purpose

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Loan Purpose	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Cash Out Refinance	2,004	$591,791,680.36	53.08%	42.35%	8.300%	600	74.52%	360	358	2
Purchase	3,268	459,026,627.09	41.17	41.93	9.432	618	87.91	360	358	2
Rate/Term Refinance	251	64,123,955.20	5.75	42.58	8.509	599	76.41	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Product Type

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Product Type	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
15 Year Fixed	2	$55,443.59	0.00%	29.43%	11.859%	585	100.00%	180	177	3
15/15 ARM	2	127,200.93	0.01	42.77	10.786	579	91.45	360	358	2
20 Year Fixed	4	110,656.56	0.01	36.59	14.198	594	100.00	240	236	4
2/13 ARM	1	58,034.81	0.01	50.20	9.050	564	62.90	180	177	3
2/28 ARM	2,313	457,248,083.85	41.01	40.62	9.129	592	76.90	360	358	2
2/28 ARM - 40/30 Balloon	985	330,779,558.50	29.67	43.32	8.188	605	80.59	360	358	2
2/28 ARM - I/O	382	140,135,410.45	12.57	44.55	7.703	645	83.22	360	358	2
30 Year Fixed	1,423	64,348,753.08	5.77	43.28	13.126	617	99.95	360	357	3
3/12 ARM	1	158,275.00	0.01	40.03	11.900	542	65.00	180	177	3
3/27 ARM	71	16,770,099.63	1.50	41.08	8.817	609	76.12	360	358	2
3/27 ARM - 40/30 Balloon	31	10,812,320.71	0.97	43.61	7.879	616	76.34	360	358	2
3/27 ARM - I/O	22	9,202,388.00	0.83	41.91	8.005	641	82.72	360	358	2
5/25 ARM	133	28,187,327.76	2.53	39.88	8.366	606	73.06	360	358	2
5/25 ARM - 40/30 Balloon	86	28,818,614.01	2.58	42.80	7.765	617	78.49	360	358	2
5/25 ARM - I/O	67	28,130,095.77	2.52	41.19	7.392	648	78.64	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Interest Only Mortgage Loans

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Interest Only Loans	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Not Interest Only	5,052	$937,474,368.43	84.08%	41.87%	8.988%	600	79.70%	360	358	2
Interest Only	471	177,467,894.22	15.92	43.88	7.669	645	82.47	360	358	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Lien Position

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Lien	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1st Lien	4,093	$1,050,409,015.78	94.21%	42.12%	8.511%	607	78.93%	360	358	2
2nd Lien	1,430	64,533,246.87	5.79	43.26	13.127	617	99.95	360	356	3
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Prepayment Penalty Term (Months)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Prepayment Penalty Term (Months)	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
0	1,816	$300,839,645.08	26.98%	41.73%	9.178%	609	79.55%	360	358	2
12	290	111,089,441.75	9.96	43.20	8.572	609	76.19	360	358	2
24	3,083	626,781,285.52	56.22	42.32	8.697	605	81.23	360	358	2
30	2	623,816.18	0.06	29.04	7.901	591	80.89	360	358	2
36	332	75,608,074.12	6.78	41.59	8.170	624	79.28	360	357	2
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Geographic Distribution

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
California	785	$317,011,720.16	28.43%	44.49%	7.944%	617	80.41%	360	358	2
Florida	668	112,010,254.69	10.05	41.55	9.176	603	79.44	360	358	2
New York	303	102,490,077.55	9.19	42.45	8.536	613	77.22	360	358	2
Texas	543	70,438,710.77	6.32	40.25	9.535	594	82.49	360	358	2
New Jersey	183	54,986,637.37	4.93	41.84	8.692	603	75.08	360	358	2
Massachusetts	193	52,985,763.19	4.75	41.78	8.446	612	75.19	360	358	2
Maryland	134	29,494,410.74	2.65	41.39	8.921	593	77.69	360	358	2
Virginia	186	29,107,166.55	2.61	40.24	9.114	600	77.23	360	358	2
Illinois	137	22,322,835.74	2.00	41.78	9.427	608	82.91	360	358	2
Arizona	127	21,457,838.10	1.92	41.13	8.871	610	80.86	359	356	2
Nevada	82	20,088,978.66	1.80	43.07	8.678	613	84.38	360	358	2
Georgia	174	19,706,323.39	1.77	42.05	10.036	600	85.91	360	357	3
Washington	78	19,169,884.19	1.72	43.25	8.607	605	79.44	360	358	2
Ohio	201	19,137,490.36	1.72	38.23	9.927	597	84.81	360	358	2
Michigan	229	18,209,817.64	1.63	40.24	10.128	595	84.88	360	358	2
Colorado	102	17,242,694.38	1.55	41.77	9.016	607	82.69	360	358	2
Pennsylvania	151	17,104,490.56	1.53	40.38	9.656	591	80.37	359	357	2
North Carolina	134	16,206,974.12	1.45	37.63	9.754	602	82.38	360	358	2
Connecticut	93	16,155,710.59	1.45	41.17	8.843	597	78.55	360	358	2
Utah	76	13,365,708.29	1.20	38.84	9.046	609	87.08	360	358	2
Hawaii	27	13,060,264.83	1.17	44.92	8.422	631	81.49	360	357	3
Rhode Island	46	8,650,417.75	0.78	45.34	9.099	602	79.29	360	358	2
Maine	61	8,526,681.97	0.76	41.49	9.015	600	78.86	360	358	2
South Carolina	58	8,441,120.18	0.76	39.41	9.218	614	80.31	360	358	2
Tennessee	69	7,503,719.92	0.67	41.24	9.864	597	84.46	359	357	2
New Hampshire	42	7,437,278.88	0.67	45.53	8.825	590	76.57	360	358	2
Minnesota	28	6,496,396.56	0.58	37.97	9.184	604	82.78	360	358	2
Missouri	69	6,001,635.78	0.54	35.02	10.250	586	85.81	358	356	2
Wisconsin	55	5,936,180.96	0.53	41.46	9.475	596	82.87	360	358	2
Louisiana	56	5,703,812.87	0.51	43.01	9.726	597	85.30	360	358	2
Alabama	59	5,111,334.95	0.46	36.48	10.273	591	85.26	360	358	2
Indiana	57	4,928,420.43	0.44	35.51	10.149	600	89.29	360	358	2
Oregon	24	4,669,462.28	0.42	39.63	9.455	604	84.70	360	358	2
Vermont	26	4,560,018.71	0.41	42.70	8.493	623	73.25	360	358	2
Idaho	30	4,534,227.12	0.41	38.84	8.794	602	84.00	360	358	2
Kentucky	53	4,369,572.04	0.39	39.01	10.555	588	84.32	360	357	3
District Of Columbia	7	3,829,004.15	0.34	46.59	8.010	588	65.21	360	358	2
Oklahoma	51	3,718,261.08	0.33	36.74	10.420	600	88.71	360	358	2
Wyoming	17	2,061,240.68	0.18	40.28	10.005	604	85.20	360	358	2
Mississippi	25	2,026,699.62	0.18	38.39	10.570	602	85.66	360	358	2
Iowa	21	1,648,311.84	0.15	40.79	10.464	607	87.96	360	358	2
Arkansas	14	1,457,592.12	0.13	45.89	10.369	610	91.23	360	358	2
South Dakota	9	1,148,357.40	0.10	47.24	9.878	619	92.29	360	358	2

(cont. on next page)

Geographic Distribution (cont.)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
State or Territory	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Delaware	8	981,360.63	0.09	39.56	9.662	593	78.43	360	358	2
Montana	8	970,752.14	0.09	35.21	9.685	584	71.01	360	358	2
Alaska	4	877,398.29	0.08	37.84	8.905	571	79.61	360	358	2
Kansas	11	833,802.83	0.07	34.49	10.079	583	84.88	360	357	3
Nebraska	7	603,734.34	0.05	45.02	9.714	583	88.40	360	358	2
North Dakota	2	161,715.26	0.01	30.65	12.697	522	81.60	360	357	3
Total:	5,523	$1,114,942,262.65	100.00%	42.19%	8.778%	607	80.14%	360	358	2

Range of Gross Margins (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Gross Margin	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.501% - 2.000%	1	$64,910.23	0.01%	50.29%	12.250%	512	61.90%	360	355	5
2.501% - 3.000%	2	236,836.21	0.02	39.37	11.418	542	65.81	360	358	2
3.001% - 3.500%	1	164,886.98	0.02	52.72	8.800	582	69.33	360	357	3
3.501% - 4.000%	10	924,994.27	0.09	38.43	11.407	576	74.15	360	358	2
4.501% - 5.000%	13	1,625,245.12	0.15	38.66	10.392	574	74.96	360	357	3
5.001% - 5.500%	22	4,532,532.36	0.43	44.20	8.715	608	76.42	360	358	2
5.501% - 6.000%	2,848	764,711,656.78	72.80	42.11	8.291	616	80.83	360	358	2
6.001% - 6.500%	837	198,832,251.04	18.93	42.24	8.842	587	75.32	360	357	3
6.501% - 7.000%	171	35,005,795.27	3.33	41.63	9.604	561	67.94	360	358	2
7.001% - 7.500%	118	24,201,543.00	2.30	42.21	10.142	551	67.69	359	356	3
7.501% - 8.000%	32	8,923,605.30	0.85	43.83	9.193	561	73.62	360	357	3
8.001% - 8.500%	22	7,618,441.23	0.73	42.39	9.147	570	76.60	360	356	4
8.501% - 9.000%	5	1,045,946.79	0.10	36.04	9.618	591	78.26	360	357	3
9.001% - 9.500%	5	1,394,977.07	0.13	38.76	10.217	639	81.03	360	356	4
9.501% - 10.000%	2	367,513.60	0.03	24.06	10.172	628	85.87	360	357	3
10.001% or greater	5	776,274.17	0.07	40.56	10.939	597	85.23	360	357	3
Total:	4,094	$1,050,427,409.42	100.00%	42.12%	8.511%	607	78.93%	360	358	2
Initial Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Initial Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2.000%	25	$8,572,838.06	0.82%	42.70%	8.622%	563	76.47%	360	357	3
3.000%	4,069	1,041,854,571.36	99.18	42.12	8.510	607	78.95	360	358	2
Total:	4,094	$1,050,427,409.42	100.00%	42.12%	8.511%	607	78.93%	360	358	2

Periodic Rate Cap (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Subsequent Periodic Rate Cap	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
1.000%	4,092	$1,049,863,928.65	99.95%	42.12%	8.511%	607	78.93%	360	358	2
1.500%	2	563,480.77	0.05	43.34	8.765	586	70.37	360	355	5
Total:	4,094	$1,050,427,409.42	100.00%	42.12%	8.511%	607	78.93%	360	358	2

Range of Maximum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Maximum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
9.001% - 9.500%	2	$919,945.06	0.09%	45.15%	6.327%	593	67.23%	360	357	3
9.501% - 10.000%	1	828,096.89	0.08	55.36	6.890	690	85.00	360	358	2
10.001% - 10.500%	1	169,744.35	0.02	49.23	7.450	599	60.71	360	358	2
10.501% - 11.000%	5	1,255,180.10	0.12	46.99	7.882	601	70.63	360	358	2
11.001% - 11.500%	4	484,632.32	0.05	43.07	8.180	572	62.98	360	357	3
11.501% - 12.000%	38	14,195,066.13	1.35	44.83	5.948	654	82.33	360	358	2
12.001% - 12.500%	80	31,196,770.52	2.97	45.24	6.331	633	77.42	360	358	2
12.501% - 13.000%	190	73,203,258.17	6.97	43.03	6.803	633	78.57	360	358	2
13.001% - 13.500%	302	122,022,688.64	11.62	43.57	7.314	614	75.67	360	358	2
13.501% - 14.000%	429	153,617,135.74	14.62	42.55	7.796	620	78.61	360	358	2
14.001% - 14.500%	519	162,198,685.51	15.44	42.31	8.288	609	79.02	360	358	2
14.501% - 15.000%	640	175,043,096.85	16.66	41.92	8.789	605	80.54	360	358	2
15.001% - 15.500%	489	105,839,005.44	10.08	41.54	9.261	600	80.98	360	358	2
15.501% - 16.000%	495	92,808,498.71	8.84	40.30	9.761	591	80.38	360	358	2
16.001% - 16.500%	274	42,801,153.83	4.07	40.75	10.219	584	80.13	360	358	2
16.501% - 17.000%	223	28,201,804.67	2.68	39.72	10.743	569	76.08	360	357	3
17.001% - 17.500%	159	19,421,126.51	1.85	38.99	11.277	558	76.88	360	358	2
17.501% - 18.000%	144	14,689,158.20	1.40	39.96	11.763	558	79.52	358	356	2
18.001% - 18.500%	81	8,885,017.99	0.85	39.83	12.266	540	72.20	360	357	3
18.501% - 19.000%	17	2,628,950.15	0.25	42.52	12.643	533	66.95	360	356	4
19.501% or greater	1	18,393.64	0.00	41.30	14.250	592	100.00	360	358	2
Total:	4,094	$1,050,427,409.42	100.00%	42.12%	8.511%	607	78.93%	360	358	2

Range of Minimum Interest Rates (%) - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Minimum Loan Rate	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
Less than or equal to 5.000%	3	$372,382.71	0.04%	40.38%	10.538%	617	95.17%	360	359	1
5.001% - 5.500%	2	361,611.06	0.03	43.30	9.221	567	74.31	360	359	1
5.501% - 6.000%	298	71,698,391.13	6.83	42.24	8.150	623	82.97	360	359	1
6.001% - 6.500%	107	38,343,002.53	3.65	44.83	6.814	626	77.32	360	358	2
6.501% - 7.000%	193	74,807,849.04	7.12	43.07	6.907	630	78.22	360	358	2
7.001% - 7.500%	282	115,989,128.70	11.04	43.52	7.315	614	75.65	360	358	2
7.501% - 8.000%	399	143,959,096.72	13.70	42.71	7.794	620	78.47	360	358	2
8.001% - 8.500%	479	151,157,580.02	14.39	42.36	8.282	609	78.81	360	358	2
8.501% - 9.000%	592	163,345,542.28	15.55	41.94	8.790	604	80.21	360	358	2
9.001% - 9.500%	455	99,075,355.60	9.43	41.59	9.273	600	80.60	360	358	2
9.501% - 10.000%	450	85,691,805.30	8.16	40.14	9.773	590	80.10	360	358	2
10.001% - 10.500%	251	38,053,246.08	3.62	40.87	10.248	581	80.60	360	358	2
10.501% - 11.000%	212	26,053,564.28	2.48	39.38	10.744	569	75.66	360	357	3
11.001% - 11.500%	150	18,085,893.51	1.72	39.07	11.284	555	75.75	360	357	3
11.501% - 12.000%	127	12,608,638.84	1.20	39.92	11.755	556	77.52	358	355	2
12.001% - 12.500%	77	8,451,607.71	0.80	40.06	12.267	537	70.82	360	357	3
12.501% - 13.000%	16	2,354,320.27	0.22	43.35	12.719	531	67.18	360	357	3
13.001% or greater	1	18,393.64	0.00	41.30	14.250	592	100.00	360	358	2
Total:	4,094	$1,050,427,409.42	100.00%	42.12%	8.511%	607	78.93%	360	358	2

Next Interest Adjustment Date - (Adjustable Loans Only)

	Number		Percent				W.A.	W.A.	W.A.
	of	Aggregate	of Loans		W.A.	N.Z.W.A.	Combined	Original	Remaining	W.A.
Month of Next Interest	Mortgage	Principal	by Principal	N.Z.W.A.	Gross	Credit	Original	Term to	Term to	Loan
Rate Adjustment	Loans	Balance	Balance	DTI	Coupon	Score	LTV	Maturity	Maturity	Age
2008-07-01	1	$398,593.79	0.04%	39.45%	8.750%	588	70.80%	360	354	6
2008-08-01	21	4,498,343.37	0.43	44.70	9.558	594	80.05	360	355	5
2008-09-01	314	81,190,659.44	7.73	42.43	9.138	578	74.93	360	356	4
2008-10-01	720	192,161,764.90	18.29	42.73	8.646	599	77.10	360	357	3
2008-10-04	1	219,758.76	0.02	37.42	9.000	536	80.00	360	357	3
2008-11-01	2,088	520,744,998.10	49.57	42.00	8.447	610	80.07	360	358	2
2008-12-01	536	129,006,969.25	12.28	42.02	8.622	611	81.31	360	359	1
2009-09-01	8	1,784,636.24	0.17	45.72	8.752	572	77.24	360	356	4
2009-10-01	21	5,915,813.92	0.56	41.91	8.809	591	75.86	355	352	3
2009-11-01	66	20,429,189.60	1.94	40.97	8.160	623	78.71	360	358	2
2009-12-01	30	8,813,443.58	0.84	43.77	8.417	640	77.03	360	359	1
2011-06-01	1	371,291.83	0.04	44.93	8.250	620	80.00	360	353	7
2011-08-01	2	698,860.51	0.07	42.44	8.658	596	85.92	360	355	5
2011-09-01	20	5,102,662.75	0.49	40.43	8.468	594	62.70	360	356	4
2011-10-01	32	9,319,967.65	0.89	44.09	7.503	623	73.70	360	357	3
2011-11-01	188	58,287,253.70	5.55	40.59	7.829	626	77.82	360	358	2
2011-12-01	43	11,356,001.10	1.08	42.97	7.830	625	79.31	360	359	1
2021-11-01	2	127,200.93	0.01	42.77	10.786	579	91.45	360	358	2
Total:	4,094	$1,050,427,409.42	100.00%	42.12%	8.511%	607	78.93%	360	358	2

FOR ADDITIONAL INFORMATION PLEASE CALL:

Lehman Brothers Inc.

Residential Mortgage Finance

Diane Rinnovatore	(212) 526-5460
Matt Lewis	(212) 526-7447
Scott Stimpfel	(212) 526-5689
Christopher Mellia	(212) 526-5754
Samuel Luk	(212) 526-9637
Ram Chivukula	(212) 526-0422
Amy Tang	(212) 526-0876

Structuring
Dennis Tsyba	(212) 526-1102

Kalyan Makam	(212) 526-3563

Syndicate

Dan Covello	(212) 526-9519
Patrick Quinn	(212) 526-9519
Paul Tedeschi	(212) 526-9519

Trading
Alar Randmere	(212) 526-8315
David Wong	(212) 526-8315

Rating Agencies

Standard & Poor’s
Dan Tegen	(212) 438-8432
Spencer Van Kirk	(212) 438-3135

Moody’s
Brian Burchfield	(212) 553-4360